PURCHASE AND ASSUMPTION AGREEMENT

ALL DEPOSITS

AMONG

FEDERAL DEPOSIT INSURANCE CORPORATION,

RECEIVER OF VALLEY BANK,

MOLINE, ILLINOIS

FEDERAL. DEPOSIT INSURANCE. CORPORATION

AND

GREAT SOUTHERN BANK,

REEDS SPRING, MISSOURI
DATED AS OF
JUNE 20, 2014

PURCHASE AND ASSUMPTION AGREEMENT
TABLE OF CONTENTS

			6.1	Transfer of Records	33
			6.2	Transfer of Assigned Records	34
ARTICLE I. GENERAL		1	6.3	Preservation of Records	34
			6.4	Access to Records; Copies	34
1.1	Purpose	1	6.5	Right of Receiver or Corporation to Audit	35
1.2	Reserved	1	6.6	Agreement with Respect to Records of Valley
1.3	Defined Terms	2		Bank, Fort Lauderdale, Florida	35

ARTICLE II. ASSUMPTION OF LIABILITIES		10	ARTICLE VII. BID; INITIAL PAYMENT		35

2.1	Liabilities Assumed by Assuming Institution	10	ARTICLE VIII.. ADJUSTMENTS		35
2.2	Interest on Deposit Liabilities	12
2.3	Unclaimed Deposits	12	8.1	Pro Forma Statement	35
2.4	Employee Plans	13	8.2	Correction of Errors and Omissions; Other
				Liabilities	36
ARTICLE HI. PURCHASE OF ASSETS		13	8.3	Payments	36
			8.4	Interest	36
3.1	Assets Purchased by the Assuming Institution	13	8.5	Subsequent Adjustments	36
3.2	Asset Purchase Price	14
3.3	Manner of Conveyance; Limited Warranty;		ARTICLE IX. CONTINUING COOPERATION		37
	Nonrecourse; Etc.	15
3.4	Puts of Assets to the Receiver	16	9.1	General Matters	37
3.5	Assets Not Purchased by Assuming Institution	18	9.2	Additional Title Documents	37
3.6	Retention or Repurchase of Assets Essential to		9.3	Claims and Suits	37
	Receiver	20	9.4	Payment of Deposits	37
3.7	Receiver's Offer to Sell Withheld Loans	21	9.5	Withheld Payments	38
			9.6	Proceedings with Respect to Certain Assets and
ARTICLE IV, ASSUMPTION OF CERTAIN DUTIES				Liabilities	38
AND OBLIGATIONS		21	9.7	Information	39
			9.8	Tax Ruling	39
4.1	Continuation of Banking Business	21
4.2	Credit Card Business	22	ARTICLE X. CONDITION. PRECEDENT		39
4.3	Safe. Deposit Business	22
4.4	Safekeeping Business	22	ARTICLE XI. REPRESENTATIONS AND
4.5	Trust Business	22	WARRANTIES. OF THE ASSUMING. INSTITUTION		39
4.6	Bank Premises	23
4.7	Agreement with Respect to. Leased Data		11.1	Corporate Existence and Authority	39
	Management Equipment	27	11.2	Third Party Consent	39
4.8	Certain Existing Agreements	28	11.3	Execution and Enforceability	40
4.9	Informational Tax Reporting	29	11.4	Compliance with Law	40
4.10	Insurance	29	11.5	Insured or Guaranteed Loans	40
4.11	Office Space for Receiver and Corporation; Certain		11.6	Representations. Remain True	40
	Payments	29
4.12	Continuation of Group Health Plan Coverage for		11.7	No Reliance; Independent Advice	41
	Former Employees of the Failed Bank	30
4.13	Interim Asset Servicing	32	ARTICLE XII INDEMNIFICATION		41
4.14	Agreement with Respect to Valley. Bank, Fort
	Lauderdale, Florida	32	12,1	Indemnification of Indemnitees	41
			12.2	Conditions Precedent to Indemnification	44
ARTICLE V. DUTIES WITH RESPECT TO			12.3	No Additional Warranty	44
DEPOSITORS OF THE FAILED BANK		32	12.4	Indemnification of Receiver and Corporation	45
			12.5	Obligations Supplemental	45
5.1	Payment of Checks, Drafts, Orders and Deposits	32	12.6	Criminal Claims	45
5.2	Certain Agreements Related to. Deposits	32	12.7	Limited Guaranty of the Corporation	46
5.3	Notice to Depositors	32	12.8	Subrogation	46

ARTICLE VI.. RECORDS		33	ARTICLE XIII. MISCELLANEOUS		46

Basic P&A Agreement (VB. Illinois).	Valley Bank.
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ii

13.1	Expenses	46	13.9	Governing Law	48
13.2.	Waiver of Jury Trial	46	13.10	Successors	48
13.3.	Consent; Determination or Discretion	46	13.11	Modification	48
13.4	Rights Cumulative	46	13.12	Manner of Payment	48
13.5	References	47	13.13	Waiver	49
13.6	Notice	47.	13.14	Severability	49
13.7	Entire Agreement	48.	13.15	Term of Agreement	49
13.8	Counterparts	48.	13.16	Survival of Covenants, Etc.	49

SCHEDULES..

EXHIBITS.

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

iii

PURCHASE AND ASSUMPTION AGREEMENT

ALL DEPOSITS

THIS AGREEMENT, made and entered into as of the 20th day of June, 2014, by and among the FEDERAL DEPOSIT. INSURANCE CORPORATION, RECEIVER of VALLEY BANK, MOLINE, ILLINOIS (the "Receiver"), GREAT SOUTHERN BANK, organized under the laws of the State of Missouri, and having its principal place of business in REEDS SPRING, MISSOURI (the "Assuming Institution"), and the FEDERAL DEPOSIT INSURANCE CORPORATION, organized under the laws of the United. States of America and having its principal office in Washington, D.C., acting in its corporate capacity (the "Corporation").

RECITALS

A.  On the Bank Closing Date, the Chartering Authority closed VALLEY BANK (the "Failed Bank") pursuant to applicable law and the Corporation was appointed Receiver thereof.

B.  The Assuming Institution desires to purchase certain assets and assume certain deposits and other liabilities of the Failed. Bank on the terms and conditions set forth in this Agreement.

C.  Pursuant to 12 U.S.C. § 1823(c)(2)(A), the Corporation may provide assistance to the Assuming Institution to facilitate the transactions contemplated by this Agreement, which assistance may include indemnification pursuant to Article XII.

D.  The. Board of Directors of the Corporation (the "Board") has determined to provide assistance to the Assuming Institution on the terms and subject to the conditions set forth in this Agreement.

E.  The Board has determined pursuant to 12 U.S.C. § 1823(c)(4)(A) that such assistance is necessary to meet the obligation of the Corporation to provide insurance coverage for the insured deposits in the Failed Bank and is the least costly to the deposit insurance fund of all possible methods for meeting such obligation.

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the parties hereto agree as follows:

AGREEMENT

ARTICLE I.  GENERAL.

1.1.  Purpose. The purpose of this Agreement is to set forth requirements regarding, among other things, the terms and conditions on which the Assuming Institution purchases certain assets and assumes certain liabilities of the Failed Bank.

1.2.  Reserved.

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1.3  Defined Terms.  Capitalized terms used in this Agreement shall have the meanings set forth or referenced in this Section 1.3.  As used herein, words imparting the singular include the plural and vice versa.

"Accounting Records" means the general ledger and subsidiary ledgers and supporting schedules which support the general ledger balances.

"Acquired Assets" means all assets of the Failed Bank purchased pursuant to this Agreement.  Assets owned by Subsidiaries of the Failed Bank are not "Acquired Assets" within the meaning of this definition by virtue of being owned by such Subsidiaries.

"Acquired Subsidiary" or "Acquired Subsidiaries" means one or more, as applicable, Subsidiaries of the Failed Bank acquired pursuant to Section 3.1.

"Affiliate" of any Person means any director, officer, or employee of that Person and any other Person (i) who is directly or indirectly controlling, or controlled by, or under direct or indirect common control with, such Person, or (ii) who is an affiliate of such Person as the term "affiliate" is defined in § 2(k) of the Bank Holding Company. Act of 1956, as amended, 12 U.S.C. § 1841.

"Agreement" means this Purchase and Assumption Agreement by and among the Assuming Institution, the Corporation and the Receiver, as amended or otherwise modified from time to time.

"Assumed Deposits"  means Deposits.

"Assuming Institution" has the meaning set forth in the introduction to this Agreement.

"Bank Closing Date" means the close of business of the. Failed Bank on the date on which the Chartering Authority. closed such institution.

"Bank Premises" means the banking buildings, drive-in banking facilities, teller facilities (staffed or automated), storage and service facilities, structures connecting remote facilities to banking houses, land on which the foregoing are located and unimproved land,. together with any adjacent parking, that are owned or leased by the Failed Bank and that have formerly been utilized, are currently. utilized, or as of the Bank Closing Date, are intended to be utilized in the future by the. Failed Bank as shown on the Failed Bank Records. and includes the property at _________________________

"Bank Premises Surrender Date" means, with respect to each specific Bank Premises, the date selected by the Assuming Institution to surrender such Bank Premises to the Receiver, which date shall be no later than the first day after the Receiver is satisfied that all of the conditions for surrender of such Bank Premises set forth in this Agreement have been met; provided that, unless otherwise provided in this Agreement, such date shall not be more than 150 days after the Bank Closing Date.

"Bid Amount" has the meaning set forth in Article VII.

"Bid Form" means Exhibit "A" to the bid instructions provided to the Assuming Institution.

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Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

"Bid Valuation Date" means April 14, 2014.

"Board" has the meaning set forth in Recital D.

"Book Value" means, with respect to any Acquired Asset and any Liability Assumed, the dollar amount thereof stated on the Failed Bank Records. The Book Value of any item shall be determined as of the Bank Closing Date after adjustments made by the Receiver for differences in accounts, suspense items, unposted debits and credits and other similar adjustments or corrections and for setoffs, whether voluntary or involuntary. The Book Value of an Acquired Subsidiary shall be determined from the investment in subsidiary and related accounts on the "bank only" (unconsolidated) balance sheet of the Failed Bank based on the Equity Method of Accounting. Without limiting the generality of the foregoing, (i) the Book Value of a Liability Assumed shall include all accrued and unpaid interest thereon as of the Bank Closing Date, and (ii) the Book Value of a Loan shall reflect adjustments for earned interest, or unearned interest (as it relates to the "rule of 78s" or add-on-interest loans, as applicable), if any, as of the Bank Closing Date, adjustments for the portion of earned or unearned loan-related credit life and/or disability insurance premiums, if any, attributable to the Failed Bank as of the Bank Closing Date, and adjustments for Failed Bank Advances, if any, in each case as determined for financial reporting purposes. The Book Value of an Acquired Asset shall not include any adjustment for loan premiums, discounts or any related deferred income, fees or expenses, or general or specific reserves on the Failed Bank Records.

"Business Day" means a day other than a Saturday, Sunday, Federal legal holiday or legal holiday under the laws of the State where the Failed Bank is located, or a day on which the principal office of the Corporation is closed.

"Chartering Authority" means (i) with respect to a national bank, a Federal savings association or savings bank, the Office of the Comptroller of the Currency, (ii) with respect to a bank or savings institution chartered by a State, the agency of such State charged with primary responsibility for regulating and/or closing banks or savings institutions, as the case may be, (iii) the Corporation in accordance with 12 U.S.C. § 1821(c)(4), with regard to self-appointment, or (iv) the appropriate Federal banking agency in accordance with 12 U.S.C. § 1821(c)(9).

"Commitment" means the unfunded portion of a line of credit or other commitment reflected on the Failed Bank Records to make an extension of credit (or additional advances with respect to a Loan) that was legally binding on the Failed Bank as of the Bank Closing Date, other than extensions of credit pursuant to the credit card business and overdraft protection plans of the Failed Bank, if any.

"Corporation" has the meaning set forth in the introduction to this Agreement.

"Counterclaim" has the meaning set forth in Section 12.1(b).

"Credit Documents" means the agreements, instruments, certificates or other documents at any time evidencing or otherwise relating to, governing or executed in connection with or as security for, a Loan, including without limitation notes, bonds, loan agreements, letter of credit applications, lease financing contracts, banker's acceptances, drafts, interest protection agreements, currency exchange agreements, repurchase agreements, reverse repurchase agreements, guarantees, deeds of trust, mortgages, assignments, security agreements, pledges,

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

subordination or priority agreements, lien priority agreements, undertakings, security instruments, certificates, documents, legal opinions, participation agreements and intercreditor agreements, and all amendments, modifications, renewals, extensions, rearrangements, and substitutions with respect to any of the foregoing.

"Credit File" means all Credit Documents and all other credit, collateral or insurance documents in the possession or custody of the Assuming Institution, or any of its Subsidiaries or Affiliates, relating to an Acquired Asset or a Loan included in a Put Notice, or copies of any such documents.

"Deposit" means a deposit as defined in 12 U.S.C. § 1813(1), including without limitation, outstanding cashier's checks and other official checks and all uncollected items included in the depositors' balances and credited on the Failed Bank Records; provided that the term "Deposit" shall not include all or any portion of those deposit balances which, in the discretion of the Receiver or the Corporation, (1) may be required to satisfy it for any liquidated or contingent liability of any depositor arising from an unauthorized or unlawful transaction, or (ii) may be needed to provide payment of any liability of any depositor to the Failed Bank or the Receiver, including the liability of any depositor as a director or officer. of the Failed Bank, whether or not the amount of the liability is or can be determined as of the Bank Closing Date.

"Deposit Secured Loan" means a loan in which the only collateral securing the loan is Assumed Deposits or deposits at other insured depository institutions.

"Electronically Stored Information" means any system backup tapes, any electronic mail (whether on an exchange or other similar system), any data on personal computers and any data on server hard drives.

"Eligible Individuals" has the meaning set forth in Section 4.12.

"Eligible Overdraft" means an overdraft that (1) was in existence on the Bank Closing Date with (2) a balance of greater than $500 and (3) was not made pursuant to an overdraft protection plan or similar extension of credit.

"Equity Method of Accounting" means the carrying value of a bank's investment in a subsidiary. is originally. recorded at cost but is adjusted periodically to record as income the bank's proportionate share of the subsidiary's earnings or losses and decreased by the amount of cash dividends or similar distributions received from the subsidiary. Acquired Subsidiaries with negative equity will be restated to $1 pursuant to the Equity Method of Accounting.

"ERISA" has the meaning set forth in Section 4.12.

"Failed Bank" has the meaning set forth in Recital A.

"Failed Bank Advances" means the total sums paid by the Failed Bank to (i) protect its lien position, (ii) pay ad valorem taxes and hazard insurance and (iii) pay premiums for credit life insurance, accident and health insurance and vendor's single interest insurance.

"Failed Bank Assessment Area" means the most recent Community Reinvestment Act ("CRA") assessment area of the Failed Bank reflected in the Information Package.

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Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

"Failed Bank Records" means records as defined in 12 C.F.R. § 360.11(a)(3).

"Fair Market Value" means:

(a)  "Market Value" as defined in the regulation prescribing the standards for real estate appraisals used in federally related transactions, 12 C.F.R. §. 323.2(g), and accordingly shall mean the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition are the assumed consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

(i)  Buyer and seller are typically motivated;

(ii)  Both parties are well informed or well advised, and acting in what they consider their own best interests;

(iii)  A reasonable time is allowed for exposure in the open market;

(iv)  Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

(v)  The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale;

as determined as of the Bank Closing Date by an appraiser chosen by the Receiver; any costs and fees associated with such determination shall be paid by the Receiver, and with respect to Bank Premises (to the extent, if any, that Bank Premise& are purchased utilizing this valuation method), shall be determined not later than sixty (60) days after the Bank Closing Date by an appraiser selected by the Receiver within seven (7) days after the. Bank Closing Date, and with respect to Specialty Assets, shall be determined by an appraiser selected. by the Receiver within seven (7) days after the Bank Closing Date; or

(b)  with respect to property other than Bank Premises and Specialty Assets purchased utilizing this valuation method, the price therefor as established by the Receiver, as determined in accordance with clause (a) above.

"FDIC Office Space" has the meaning set forth in Section 4.11.

"Final Legal Notice" has the meaning set forth in Section 2.3(a).

"Fixtures" means those leasehold improvements, additions, alterations and installations constituting all or a part of Bank Premises (including without limitation automated teller machines that are affixed to a Bank Premises and may be not removed without causing structural damage to such Bank Premises) and which were acquired, added, built, installed or purchased at the expense of the Failed Bank, regardless of the holder of legal title thereto as of the Bank Closing Date.

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

"Furniture and Equipment" means the furniture and equipment (other than Safe Deposit Boxes, Personal Computers, Owned Data Management Equipment, Specialty Assets and motor vehicles), leased or owned by the Failed Bank and reflected on the Failed Bank Records as of the Bank Closing Date and located on or at Bank Premises, including without limitation automated teller machines (to the extent they are not Fixtures), carpeting, furniture, office machinery, shelving, office supplies, telephone, surveillance and security systems, ancillary equipment and artwork.  Furniture and equipment located at a storage facility not adjacent to a Bank Premises are excluded from this definition.

"GSE" means a government sponsored enterprise.

"Indemnitees" means, except as provided in Section 12.1(b)(xi), (i) the Assuming Institution, (ii) the Subsidiaries and Affiliates of the Assuming Institution other than any Subsidiaries or Affiliates of the Failed Bank that are or become Subsidiaries or Affiliates of the Assuming Institution and (iii) the directors, officers, employees and agents of the Assuming Institution and its Subsidiaries and Affiliates who are not also present or former directors, officers, employees or agents of the. Failed Bank or of any Subsidiary or Affiliate of the Failed Bank.

"Information Package" means the most recent compilation of financial and other data with respect to the Failed Bank, including any amendments or supplements thereto, provided to the Assuming Institution by the Corporation on the web site used by the Corporation to market the Failed Bank to potential acquirers.

"Initial Payment" means the payment made pursuant to Article VII (based on the best information available as of the Bank Closing Date), the amount of which shall be either (i) if the Bid Amount is positive, the aggregate Book Value of the Liabilities. Assumed minus the sum of the aggregate purchase price of the Acquired Assets (including any Bank Premises, Other Real Estate, Other Real Estate Subsidiaries, and Optional Loan Pools purchased via the Bid Form) as determined pursuant to Section 3.2 and the positive Bid Amount, or (ii) if the Bid Amount is negative, the sum of the aggregate. Book Value of the Liabilities Assumed and the negative Bid Amount minus the aggregate purchase price of the Acquired Assets (including any Bank Premises, Other Real Estate, Other Real Estate Subsidiaries, and Optional Loan Pools purchased via the Bid Form). The. Initial Payment shall be payable by the Corporation to the Assuming Institution if (i) the Liabilities Assumed are greater than the sum of the positive Bid Amount and the aggregate purchase price of the Acquired Assets, or if (ii) the sum of the. Liabilities Assumed and the negative Bid Amount are greater than the aggregate purchase price of the Acquired Assets. The Initial Payment shall be payable by the Assuming Institution to the Corporation if (i) the Liabilities. Assumed are less than the sum of the positive Bid Amount and the aggregate purchase price of the Acquired Assets, or if (ii) the sum of the Liabilities Assumed and the negative Bid Amount is less than the aggregate purchase price of the Acquired Assets. Such Initial Payment shall be subject to adjustment as provided in Article VIII.

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Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

"Leased Data Management Equipment" means any equipment, computer hardware, computer software (and the lease or licensing agreements related thereto), computer networking equipment, printers, fax machines, copiers, document scanners, data tape systems, data tapes, DVDs, CDs, flash drives, telecommunications and check processing equipment and any other electronic storage media leased by the Failed Bank at Bank Closing Date which is, was, or could have been used by the Failed Bank in connection with data management activities.

"Legal Balance" means the amount of indebtedness legally owed by an Obligor with respect to a Loan, including principal and accrued and unpaid interest, late fees, attorneys' fees and expenses, taxes, insurance premiums, and similar charges, if any.

"Liabilities Assumed" has the meaning provided in Section 2.1.

"Lien" means any mortgage, lien, pledge, charge, assignment for security purposes, security interest or encumbrance of any kind with respect to an Acquired Asset, including any conditional sale agreement or capital lease or other title retention agreement relating to such Acquired Asset.

"Loan" or "Loans" means, individually or collectively, all of the following owed to or held by the Failed Bank as of the Bank Closing Date:

(a)  loans (including loans which have been charged off the Failed Bank Records in whole or in part prior to and including the Bid Valuation Date), participation agreements, interests in participations, overdrafts of customers (including but not limited to overdrafts made pursuant to an overdraft protection plan or similar extensions of credit in connection with a deposit account), revolving commercial lines of credit, home equity lines of credit, Commitments, United States and/or State-guaranteed student loans and lease financing contracts;

(b)  all Liens, rights (including rights of set-off), remedies, powers, privileges, demands, claims, priorities, equities and benefits owned or held by, or accruing or to accrue to or for the benefit of, the holder of the obligations or instruments referred to in clause (a) above, including but not limited to those arising under or based upon Credit Documents, casualty insurance policies and binders, standby letters of credit, mortgagee title insurance policies and binders, payment bonds and performance bonds at any time and from time to time existing with respect to any of the obligations or instruments referred to in clause (a) above; and

(c)           all amendments, modifications, renewals, extensions, refinancings and refundings of or for any of the foregoing.

"New Loan" means a Loan made by the Failed Bank after the Bid Valuation Date that is not a continuation, amendment, modification, renewal, extension, refinancing, restructuring or refunding of or for any then-existing Loan.

"Obligor" means each Person liable for the full or partial payment or performance of any Loan, whether such Person is obligated directly, indirectly, primarily, secondarily, jointly or severally.

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"Optional Loan Pool" means a grouping of various assets owned by the Failed Bank and offered to the Assuming Institution, as referenced in the Bid Form and described in the Information Package. Any continuation, amendment, modification, renewal, extension, refinancing, restructuring or refunding of or for any asset that was part of an Optional Loan Pool will remain part of that Optional Loan Pool. No asset may be moved between Optional Loan Pools. An asset that had been collateral securing a Loan that is part of an Optional Loan Pool remains part of that Optional Loan Pool. Any name of, or designation for, any Optional Loan Pool is for convenient reference and may not reflect the quality or nature of the assets that are part of that Optional Loan Pool.

"Other Real Estate" means all interests in real estate (other than Bank Premises and Fixtures), including but not limited to mineral estates, leasehold rights, condominium and cooperative interests, easements, air rights, water rights, and development rights that are owned by the Failed Bank as of Bid Valuation Date.

"Other Real Estate Subsidiaries" means those Subsidiaries listed on the Bid Form, if any.

"Owned Data Management Equipment" means any equipment, computer hardware, computer software, computer networking equipment, printers, fax machines, copiers, document scanners, data tape systems, data tapes, DVDs, CDs, flash drives, telecommunications and check processing equipment and any other electronic storage media owned by the Failed Bank at Bank Closing Date which is, was, or could have been used by the Failed Bank in connection with data management activities.

"Payment Date" means the first Business Day after the Bank Closing Date.

"Person" means any individual, corporation, partnership, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, excluding the Corporation.

"Personal Computer(s)" means computers based on a microprocessor generally designed to be used by one person at a time and which usually store informational data on that computer's internal hard drive or attached peripheral, and associated peripherals (such as keyboard, mouse, etc.). A personal computer can be found in various configurations such as laptops, net books, and desktops.

"Primary Indemnitor" means any Person (other than the Assuming Institution or any of its. Affiliates) who is obligated to indemnify or insure, or otherwise make payments (including. payments on account of claims made against) to or on behalf of any Person in connection with the claims covered under Article XII, including without limitation any insurer issuing any directors and officers liability. policy or any Person issuing a financial institution bond or banker's blanket bond.

"Pro Forma" means a balance sheet that reflects a reasonably accurate financial statement of the Failed Bank through the Bank Closing Date and serves as a basis for the opening entries of both the Assuming Institution and the Receiver.

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

"Proprietary Software" means computer software developed for and owned by the Failed Bank for its own purpose and use.

"Put Date" has the meaning set forth in Section 3.4(d).

"Put Notice" has the meaning set forth in Section 3.4(c).

"Qualified Beneficiaries" has the meaning set forth in Section 4.12.

"Qualified Financial Contract" means a qualified financial contract as defined in 12. U.S.C. § 1821(e)(8)(D).

"Receiver" has the meaning set forth in the introduction to this Agreement.

"Related Liability" with respect to any Acquired Asset means any liability existing and reflected on the Failed Bank Records as of the Bank Closing Date for (i) indebtedness secured by mortgages, deeds of trust, chattel mortgages, security interests or other liens on or affecting such Acquired Asset, (ii) ad valorem taxes applicable to such Acquired Asset and (iii) any other obligation determined by the Receiver to be directly related to such Acquired Asset.

"Related Liability Amount" with respect to any Related Liability on the books of the Assuming Institution, means the amount of such Related Liability as stated on the Failed Bank Records of the Assuming Institution (as maintained in accordance with generally accepted accounting principles) as of the date as of which the Related Liability Amount is being determined. With respect to a liability that relates to more than one Acquired Asset, the amount of such Related Liability shall be allocated among such Acquired Assets for the purpose of determining the Related Liability Amount with respect to any one of such Acquired Assets.

Such allocation shall be made by specific allocation, where determinable, and otherwise shall be pro rata based upon the dollar amount of such Acquired Assets stated on the Failed Bank Records of the entity. that owns such Acquired Asset.

"Repurchase Price" means, with respect to any Acquired Asset, first taking the Book Value of the Acquired Asset at the Bank Closing Date and either subtracting the pro rata Acquired Asset discount or adding the pro rata Acquired Asset premium, and subsequently adjusting that amount (i) for any advances and interest on such Acquired Asset after the Bank Closing Date, (ii) by subtracting the total amount received by the Assuming Institution for such Acquired Asset after the Bank Closing Date, regardless of how applied and (iii) by adding total disbursements of principal made by the Receiver not otherwise included in the Book Value. For (x) Deposit Secured Loans and Eligible Overdrafts put back to the Receiver pursuant to Section. 3.4 or (y) Acquired Assets sold pursuant to Section 3.7 and repurchased by the Receiver pursuant to Section 3.6, the Repurchase Price shall not take into account the pro rata Acquired Asset discount or premium. The Repurchase Price for Eligible Overdrafts shall include adjustments for credits or deposits received after the Bank Closing Date and prior to the date of put back.

"Safe Deposit Boxes" means the safe deposit boxes of the Failed Bank, if any, including the removable safe deposit boxes and safe deposit stacks in the Failed Bank's vault(s), all rights and benefits under rental agreements with respect to such safe deposit boxes, and all keys and combinations thereto.

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

"Settlement Date" means the first Business Day immediately prior to the day which is three hundred sixty-five (365) days after the Bank Closing Date, or such other date prior thereto as may be agreed upon by the Receiver and the Assuming Institution. The Receiver, in its discretion, may extend the Settlement Date.

"Settlement Interest Rate" means, for the first calendar quarter or portion thereof during which interest accrues, the rate determined by the Receiver to be equal to the investment rata on twenty-six (26)-week United States Treasury Bills as published on the Bank Closing Date by the United States Treasury on the TreasuryDirect.gov website; provided, that if no such Investment Rate is published the week of the Bank Closing Date, the investment rate for such Treasury Bills most recently published by the United States Treasury on TreasuryDirect.gov prior to the Bank Closing Date shall be used. Thereafter, the rate shall be adjusted to the rate determined by the Receiver to be equal to the Investment Rate on such Treasury Bills in effect as of the first day of each succeeding calendar quarter during which interest accrues as published by the United States Treasury on the TreasuryDirect.gov website.

"Specialty Assets" means assets that have a greater value than more traditional furniture and equipment owned by the Failed Bank and reflected on the Failed Bank Records as of the Bank Closing Date and located on or at Bank Premises, including without limitation fine art and high end decorative art; classic and antique motor vehicles; rare books; rare coins; airplanes; boats; jewelry; collectible firearms; cultural artifacts; sculptures; Proprietary Software; and any other items that typically cannot be appraised by a Furniture and. Equipment appraiser. Specialty Assets does not include any repossessed collateral.

"Subsequently Occupied Space" has the meaning set forth in Section 4.6(f).

"Subsidiary" has the meaning set forth in § 3(0(4) of the Federal Deposit Insurance Act, 12 U.S.C. § 1813(w)(4), as amended.

"Underserved Area" means a census track designated as an underserved middle-income nonmetropolitan track on the most recent List of Middle-Income Non-Metropolitan Distressed or. Underserved Geographies as published by the Federal Financial Institutions Examination Council ("FFIEC") on the FFIEC website. A list of Bank Premises, if any, located in an Underserved Market is attached as Schedule 4.1(b).

ARTICLE II.  ASSUMPTION OF LIABILITIES.

2.1.  Liabilities Assumed by Assuming Institution.  The Assuming Institution expressly assumes at Book Value (subject to adjustment pursuant to Article VIII) and agrees to pay, perform and discharge, all of the following liabilities of the Failed Bank as of the Bank Closing Date, except as otherwise provided in this Agreement (such liabilities referred to as "Liabilities Assumed"):

(a)  Assumed Deposits, except those Deposits specifically listed on Schedule 2.1(a); provided, that as to any Deposits of public money which are Assumed Deposits,. the Assuming Institution agrees to properly secure such Deposits with such Acquired Assets as appropriate which, prior to the Bank Closing Date, were pledged as security by the Failed Bank,

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or with assets of the Assuming Institution, if such securing Acquired Assets, if any, are insufficient to properly secure such Deposits;

(b)  liabilities for indebtedness incurred by the Failed Bank, reflected on the Accounting Records of the Failed Bank on the Bank Closing Date, and secured by any perfected Lien (other than a Lien in favor of any Federal Reserve Bank or any Federal. Home Loan Bank) on or affecting any Acquired Asset; provided, that the amount of any liability assumed pursuant to this Section 2.1(b) (x) shall be limited to the market value (as determined by the Receiver) of the. Acquired Assets securing such liability. and (y) is not subject to adjustment pursuant to Article VIII;

(c)  overdrafts, debit balances, service charges, reclamations and adjustments to accounts with the Federal Reserve Banks as reflected on the books and records of any such Federal Reserve Bank within ninety (90) days after the Bank Closing Date, if any;

(d)  ad valorem taxes (prorated through the Bank Closing Date), whether or not reflected on the Failed Bank Records, applicable to any Acquired Asset; provided, that the assumption of any ad valorem taxes pursuant to this Section 2.1(d) shall be limited to an amount equal to the market value of the. Acquired Asset to which such taxes apply as determined by the Receiver;

(e)  liabilities, if any, for federal funds purchased, repurchase agreements and overdrafts in accounts maintained with other depository institutions (including any accrued and unpaid interest thereon computed to and including the Bank Closing Date); provided, that the assumption of any liability pursuant to this Section 2.1(e) shall be limited to the market value of the Acquired Assets securing such liability as determined by the Receiver;

(f)  United States Treasury tax and loan note option accounts, if any;

(g)  liabilities for any acceptance or commercial letter of credit provided, that the assumption of any liability pursuant to this Section 2.1(g) shall be limited to the market value of the Acquired Assets securing such liability as determined by the Receiver;

(h)  liabilities for any "standby letters of credit" as defined in 12 C.F.R. § 337.2(a) issued by the Failed Bank in connection with an Acquired Asset, but excluding any other standby letters of credit;

(i)  duties and obligations assumed pursuant to this Agreement including without limitation those relating to the Failed Bank Records, credit card business, debit card business, stored value and gift card business, overdraft protection plans, safe deposit business, safekeeping business and trust business, if any;

(j)  liabilities, if any, for Commitments with respect to Loans that are purchased pursuant to this Agreement;

(k)  liabilities, if any, for amounts owed to any Acquired Subsidiary;

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(l)  reserved;

(m)  liabilities, if any, under. any contract pursuant to which loan servicing is provided to the Failed Bank by others; and

(n)  any deferred revenue, income or fees recorded on the general ledger of the Failed Bank as of the Bank Closing Date attributable to any business assumed pursuant to Section 4.2, 4.3, 4.4, or 4.5 of this Agreement, excluding any deferred income or revenue relative to FASB 91 — Loan Fees and Costs associated with originating or acquiring Loans and initial direct costs of leases.

2.2.  Interest on Deposit Liabilities.  The Assuming Institution agrees that from and after the Bank Closing Date, it will accrue and pay interest on Assumed Deposits pursuant to Section 2.1 at a rate(s) it shall determine; provided, that for non-transaction Deposit liabilities such rate(s) shall not be less than the lowest rate offered by the Assuming Institution to its depositors for non-transaction deposit accounts.  The Assuming Institution shall permit each depositor to withdraw, without penalty for early withdrawal, all or any portion of such depositor's Deposit, whether or not the Assuming Institution elects to pay interest in accordance with any deposit agreement formerly existing between the Failed Bank and such depositor; and further provided, that if such Deposit has been pledged to secure an obligation of the depositor or other party, any withdrawal thereof shall be subject to the terms of the agreement governing such pledge.  The Assuming Institution shall give notice to such depositors as provided in Section 5.3 of the rate(s) of interest which it has determined to pay and of such withdrawal rights.

2.3.  Unclaimed Deposits.

(a)  Final Legal Notice.  Fifteen (15) months following the Bank Closing Date, the Assuming Institution will provide the Receiver a listing of all deposit accounts, including the type of account, not claimed by the depositor. The Receiver will review the list and authorize the Assuming Institution to act on behalf of the Receiver to send a Final Legal Notice in a form substantially similar to Exhibit 2.3A (the "Final Legal Notice") to the owner(s) of the unclaimed deposits reminding them of the need to claim or arrange to continue their account(s) with the Assuming Institution.  The Assuming Institution will send the Final Legal Notice to the depositors within thirty (30) days following notification of the Receiver's authorization. The Assuming Institution will prepare an Affidavit of Mailing in a form substantially similar to Exhibit 2.3B and will forward the Affidavit of Mailing to the Receiver after mailing out the Final Legal Notice to the owner(s) of unclaimed deposit accounts.

(b)  Unclaimed Deposits.  If, within eighteen (18) months after the Bank Closing Date, any depositor of the Failed Bank does not claim or arrange to continue such depositor's Assumed Deposits at the Assuming Institution, the Assuming Institution shall, within fifteen (15) Business Days after the end of such eighteen (18) month period, (i) refund to the Receiver the full amount of each such Deposit (without reduction for service charges), (ii) provide to the Receiver a schedule of all such refunded Deposits in such form as may be prescribed by the Receiver, and (iii) assign, transfer, convey, and deliver to the Receiver, all right, title and interest of the Assuming Institution in and to the Failed Bank Records previously transferred to the Assuming Institution and other records generated or maintained by the Assuming Institution pertaining to such Deposits.  During such eighteen (18) month period, at

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the request of the Receiver, the Assuming Institution promptly shall provide to the Receiver schedules of unclaimed Deposits in such form as may be prescribed by the Receiver.

2.4.  Employee Plans.  Except as provided in Section 4.12, the Assuming Institution shall have no liabilities, obligations or responsibilities under the Failed Bank's health care, bonus, vacation, pension, profit sharing, deferred compensation, 401k or stock purchase plans or similar plans, if any, unless the Receiver and the Assuming Institution agree otherwise subsequent to the date of this Agreement.

ARTICLE III.  PURCHASE OF ASSETS.

3.1.  Assets Purchased by Assuming Institution.  Subject to Sections 3.5 and 3.6, the Assuming Institution hereby purchases from the Receiver, and the Receiver hereby sells, assigns, transfers, conveys, and delivers to the Assuming Institution, all right, title, and interest of the Receiver in and to all of the following:

(a)  cash and receivables from depository institutions (including Federal Reserve. Banks and Federal Home Loan Banks), including cash items in the process of collection, plus any accrued interest thereon computed to and including Bank Closing Date;

(b)  securities (other than the capital stock of Subsidiaries of the Failed Bank and those securities referred to in Section 3.5(1), if any), plus any accrued interest thereon computed to and including Bank Closing Date;

(c)  federal funds sold and repurchase agreements, if any, including any accrued interest thereon computed to and including Bank Closing Date;

(d)  Owned Data Management Equipment and Personal Computers;

(e)  Deposit Secured Loans, if any (including any such Deposit Secured Loan that the Failed Bank charged-off in whole or in part during the period from the date after the Bid Valuation Date and up to and including Bank Closing Date);

(f)  any credit card business (including all outstanding extensions of credit), Safe Deposit Boxes and related business, safekeeping business and trust business, subject to Section 4.2, 4.3, 4.4 or 4.5, respectively;

(g)  Failed Bank Records and other documents as provided in Section 6.1;

(h)  reserved;

(i)  amounts owed to the Failed Bank by any Acquired Subsidiary;

(i)  assets securing Deposits of public money, to the extent not otherwise purchased hereunder;

(k)  overdrafts of customers (including but not limited to overdrafts made pursuant to an overdraft protection plan or similar extensions of credit in connection with a deposit account);

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(l)  reserved;

(m)  rights of the Failed Bank to have loan servicing provided to the Failed Bank by others and related contracts;

(n)  the Loans and other assets in the. Optional Loan Pools listed on Schedule 3.1(n);

(o)  reserved; and

(p)  any asset that was fully charged-off by the Failed Bank prior to the Bid Valuation Date (including any subsequent judgments arising therefrom) that was secured by collateral that was (i) foreclosed upon by the Failed Bank and (ii) is an Acquired Asset.

The Assuming Institution purchases all Acquired Assets subject to all liabilities for indebtedness collateralized by. Liens affecting such Acquired Assets to the extent provided in Section 2.1.

3.2.  Asset Purchase Price.

(a)  Determination of Asset Purchase Price. All Acquired Assets and assets of the Failed Bank subject to an option to purchase by the Assuming Institution shall be purchased for the amount, or the amount resulting from the method specified for determining the amount,. as specified on Schedule 3.2, except as otherwise may be provided herein. Any Acquired Asset for which no purchase price is specified on Schedule 3.2 or otherwise herein shall be purchased at its Book Value. The purchase price for Acquired Subsidiaries shall be adjusted pursuant to Section 4.6(i)(iv), if applicable.

(b)  Purchase. Price for Securities. The purchase price for any security (other than the capital stock of any Acquired Subsidiary and Federal Home Loan. Bank stock) purchased under Section 3.1 by the Assuming Institution shall consist of the market price (as defined below) of the security as of the Bank Closing Date, multiplied by the bank's ownership interest in the security (see Calculation of Purchase Price below) and shall include accrued interest, where applicable, as noted below.

(i)  Definition of Market Price: The market price for any security shall be (i) the market price for that security quoted at the close of the trading day. effective on the Bank Closing Date as published electronically by Bloomberg, L.P., or alternatively, at the discretion of the Receiver, by IDC/Financial Times (FT) Interactive Data; (ii) provided that if such market price is not available for such security, the Assuming Institution will submit a written purchase price bid for such security within three days of notification/bid request by the Receiver (unless a different time period is agreed to by the Assuming Institution and the Receiver) and the Receiver, in its sole and absolute discretion, will accept or reject each such purchase. price bid; (iii) further provided that in the absence of an acceptable bid from the Assuming Institution, or in the event that a security is deemed essential to the Receiver as determined by the Receiver in its discretion (see Section 3.6 Retention or Repurchase of Assets Essential to the Receiver) such security shall not pass to the Assuming Institution and shall be deemed to be an excluded asset hereunder and listed on Schedule 3.5(1).

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(ii)  Calculation of Purchase Price.  The bank's ownership interest in a security will be quantified one of two ways: (i) number of shares or other units, as applicable (in the case of equity securities) or (ii) par value or notational amount, as applicable (in the case of non-equity securities).  As a result, the purchase price (except where determined pursuant to clause (ii) of the preceding paragraph) shall be calculated one of two ways, depending on whether or not the security is an equity security: (i) the purchase price for an equity security shall be calculated by multiplying the number of shares or other units by the applicable market price per unit; and (ii) the purchase price for a non-equity security shall be an amount equal to the applicable market price (expressed as a decimal), multiplied by the par value for such security (based on the payment factor most recently widely. available). The purchase price also shall include accrued interest as calculated below (see Calculation of Accrued Interest), except to the extent the parties may otherwise expressly agree, pursuant to clause (ii) of the preceding paragraph. If the factor used to determine the par value of any security for purposes of calculating the purchase price, is not for the period in which the Bank Closing Date occurs, then the purchase price for that security shall be subject to adjustment post-closing based on a "cancel and correct" procedure. Under this procedure, after such current factor becomes publicly available, the Receiver will recalculate the purchase price utilizing the current factor and related interest rate, and will notify the Assuming Institution of any difference and of the applicable amount due from one party to the other.  Such amount will then be paid as part of the settlement process pursuant to Article VIII.

(iii)  Calculation of Accrued Interest for Securities: Accrued interest shall be calculated for a non-equity security by multiplying the interest rate (expressed as a decimal point) paid on the security as then most recently publicly available, by the most recent par value (or notational amount, as applicable) of that security, multiplied by the number of days from and including the first interest day of the accrual period in which the Bank Closing Date occurs, through the Bank Closing Date.

(c)  Purchase Price for Qualified Financial Contracts.  Qualified Financial Contracts, if any, shall be purchased at market value determined in accordance with the terms of Exhibit 3.2(c).  Any costs associated with such valuation shall be shared equally by the Receiver and the Assuming Institution.

3.3.  Manner of Conveyance; Limited. Warranty;. Nonrecourse; Etc.  THE CONVEYANCE OF ALL ACQUIRED ASSETS, INCLUDING REAL AND PERSONAL PROPERTY INTERESTS, PURCHASED. BY THE ASSUMING INSTITUTION UNDER THIS AGREEMENT SHALL BE MADE, AS NECESSARY, BY RECEIVER'S DEED OR RECEIVER'S BILL OF SALE, "AS IS", "WHERE IS", WITHOUT RECOURSE AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, WITHOUT ANY WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ACQUIRED ASSETS, EXPRESS OR IMPLIED, WITH RESPECT TO TITLE, VALUE, COLLECTIBILITY, GENUINENESS, ENFORCEABILITY, DOCUMENTATION, CONDITION OR FREEDOM FROM LIENS OR ENCUMBRANCES (IN WHOLE OR IN PART), OR ANY OTHER MATTERS.

3.4.  Puts of Assets to the Receiver.

(a)  Puts Within 30 Days or 40 Days. After the Bank Closing Date.

(i)  During the thirty. (30)-day period following the. Bank Closing Date (which thirty (30)-day period may be extended in writing in the sole and absolute discretion of the Receiver for any Loan), in accordance with this Section 3.4, the Assuming Institution may require the Receiver to purchase any Deposit Secured Loan transferred to the Assuming Institution pursuant to Section 3.1 which is not fully secured by Assumed Deposits or deposits at other insured depository institutions due to either insufficient Assumed Deposit or deposit collateral or deficient documentation regarding such collateral; provided that, the Assuming Institution may not require the purchase of a Deposit Secured Loan that is secured by an Assumed Deposit until any Deposit setoff determination, whether voluntary or involuntary, has been made.

(ii)  During the forty (40)-day period following the Bank Closing Date, the Assuming Institution may require the Receiver to purchase, any Eligible Overdraft transferred to the Assuming Institution pursuant to Section 3.1 which existed on the thirtieth (30th) day following the Bank Closing. Date.

(iii)  Notwithstanding the foregoing, the Assuming Institution may not require the Receiver to purchase any Loan pursuant to Section 3.4(a) if (x) the Obligor with respect to such Loan is an Acquired Subsidiary or (y) the Assuming Institution has:

(A)  made any advance in accordance with the terms of a Commitment or otherwise with respect to such Loan;

(B)  taken any action that caused an increase in the amount of a Related Liability with respect to such Loan;

(C)  created or permitted to be created any Lien on such Loan which secures indebtedness for money borrowed or which constitutes a conditional sales agreement, capital lease or other title retention agreement;

(D)  entered into, agreed to make, grant or permit, or made, granted or permitted any modification or amendment to, any waiver or extension with respect to, or any renewal, refinancing or refunding of, such Loan or related Credit Documents or collateral, including, without limitation, any act or omission which diminished such collateral; or

(E)  sold, assigned or transferred all or a portion of such Loan to a third party (whether with or without recourse).

(b)  Puts Prior to the Settlement Date.  During the period from the Bank Closing Date to and including the Business Day immediately preceding the Settlement Date, the Assuming Institution may require the Receiver to purchase any Acquired Asset which the Assuming Institution can establish is evidenced by forged or stolen instruments as of the. Bank Closing Date; provided that the Assuming Institution may not require the Receiver to purchase any Acquired Asset with respect to which the Assuming Institution has taken any action referred

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to in Section 3.4(a)(iii) with respect to such Acquired Asset.  the Assuming Institution shall transfer all such Acquired Assets to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Acquired Asset, as provided in Section 12.4.

(c)  Notices to the Receiver.  If the Assuming Institution elects to require the Receiver to purchase one or more Acquired. Assets pursuant to this Section 3.4, the Assuming. Institution shall deliver to the Receiver a notice ("Put Notice") which shall include:

(i)  a list of all Acquired Assets that the Assuming Institution requires the Receiver to purchase;

(ii)  a list of all Related Liabilities with respect to the Acquired Assets identified in the Put Notice; and

(iii)  a statement of the estimated Repurchase Price of each Acquired Asset identified in the Put Notice as of the applicable Put Date (defined below).

The Put Notice shall be in the form prescribed by the Receiver or such other form to which the Receiver has consented.  As provided in Section 9.6, the Assuming Institution shall deliver to the Receiver all documents, Credit Files and additional information relating to the subject matter of the Put Notice as the Receiver may request and shall provide the Receiver with full access to all other relevant books and records.

(d)  Purchase by Receiver.  The Receiver shall purchase Acquired Assets that are specified in the Put Notice and shall assume Related Liabilities with respect to such Acquired Assets.  The transfer of such Acquired Assets and Related Liabilities shall be effective as of a date determined by the Receiver, which date shall not be later than thirty (30) days after receipt by the Receiver of the Put Notice (the "Put Date").

(e)  Purchase Price and Payment Date.  Each Acquired Asset purchased by the Receiver pursuant to this Section 3.4 shall be purchased at a price equal to the Repurchase Price of such Acquired Asset minus the Related Liability. Amount applicable to such Acquired Asset, in each case determined as of the applicable Put Date.  If the difference between the Repurchase Price and the Related Liability Amount is positive, then the Receiver shall pay to the Assuming Institution the amount of the difference; if the difference between such amounts is negative, then the Assuming Institution shall pay to the Receiver the amount of the difference. The Assuming Institution or the Receiver, as the case may be, shall pay the amount determined pursuant to this Section 3.4 not later than the twentieth (20th) Business Day following the applicable Put Date, together with interest on such amount at the Settlement Interest Rate for the period from and including such Put Date to and including the day preceding the date on which payment is made.

(f)  Servicing.  The Assuming Institution shall administer and manage any Acquired Asset subject to purchase by the Receiver in accordance with usual and prudent banking standards and business practices until the Receiver purchases such Acquired Asset.

(g)  Reversals.  If the Receiver purchases an Acquired Asset (and assumes the Related Liability) that it is not required to purchase pursuant to this Section 3.4, the Assuming

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Institution shall repurchase such Acquired Asset (and assume such Related Liability) from the Receiver at a price computed so as to achieve the same economic result as would apply if the Receiver had never. purchased such Acquired Asset pursuant to this Section 3.4.

(h)  Transfer to Receiver without Recourse.  The Assuming Institution shall transfer any Acquired Asset pursuant to this. Section 3.4 to the Receiver without recourse and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Acquired Asset, as provided in Section 12.4.

3.5. Assets Not Purchased by Assuming Institution.  The Assuming Institution does not purchase, acquire or assume, or (except as otherwise expressly provided in this Agreement) obtain an option to purchase, acquire or assume under this Agreement:

(a)  any financial institution bonds, banker's blanket bonds, or public liability, fire, extended coverage insurance policy, bank owned life insurance or any other insurance policy of the Failed Bank, or premium refund, unearned premium derived from cancellation, or any proceeds payable with respect to any of the foregoing;

(b)  any interest, right, action, claim, or judgment against (i) any officer, director, employee, accountant, attorney, or any other Person employed or retained by the Failed Bank or any Subsidiary of the Failed Bank on or prior to the Bank Closing Date arising out of any act or omission of such Person in such capacity, (ii) any underwriter of financial institution bonds, banker's blanket bonds or any other insurance policy of the Failed Bank, (iii) any shareholder or holding company of the Failed Bank, or (iv) any other Person whose action or inaction may be related to any loss (exclusive of any loss resulting from such Person's failure to pay on a Loan made by the Failed Bank) incurred by the Failed Bank; provided that for the purposes hereof, the acts, omissions or other events giving rise to any such claim shall have occurred on or before the Bank Closing Date, regardless of when any such claim is discovered and regardless of whether any such claim is made with respect to a financial institution bond, banker's blanket bond, or any other insurance policy of the Failed Bank in force as of the Bank Closing Date;

(c)  prepaid regulatory assessments of the Failed Bank, if any;

(d)  legal or equitable interests in tax receivables of the Failed Bank, if any, including any claims arising as a result of the Failed Bank having entered into any agreement or otherwise being joined with another Person with respect to the filing of tax returns or the payment of taxes;

(e)  amounts reflected on the Failed Bank Records as of the Bank Closing Date as a general or specific loss reserve or contingency account, if any;

(f)  leased or owned Bank Premises and leased or owned Fixtures, Proprietary Software, Furniture and Equipment located on leased or owned Bank Premises, and Specialty Assets located on leased or owned Bank Premises, if any; provided that the Assuming Institution does obtain an option under Sections 4.6, 4.7 or 4.8, as the case may be, with respect thereto;

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(g)  owned Bank Premises which the Receiver, in its discretion, determines may contain environmentally hazardous substances;

(h)  any "goodwill," as such term is defined in the instructions to the report of condition prepared by banks examined by the Corporation in accordance with 12 C.F.R. § 304.3, and other intangibles (other than intellectual property);

(i)  any criminal restitution or forfeiture orders issued in favor of the Failed Bank;

(j)  any and all prepaid fees or any other income as shown on the Failed Bank Records, but not taken into income as of the Bank Closing Date, associated with a line of business of the Failed Bank which is not assumed pursuant to this Agreement;

(k)  assets essential to the Receiver in accordance with Section 3.6;

(1)  any banker's bank stock, and the securities listed on the attached Schedule 3.5(1);

(m)  reserved;

(n)  prepaid accounts associated with any contract or agreement that the Assuming Institution either. does not directly. assume pursuant to the terms of this Agreement nor has an option to assume under Section 4.8;

(o)  any contract pursuant to which the Failed Bank provides loan servicing for others;

(p)  all assets that were fully charged-off by the Failed Bank prior to the Bid Valuation Date, including any subsequent judgments arising therefrom, other than any asset that was secured by collateral that was (i) foreclosed upon by the Failed Bank and (ii) is an Acquired Asset;

(q)  any Loan that was secured by collateral that is an asset retained by the Receiver under this Agreement; and

(r)  all assets related to any plan of the Failed Bank described in Section 2.4 or any plan of the type described in Section 2.4 under which the Failed Bank has any liability, obligation or responsibility, unless the Assuming Institution assumes liability, obligations or responsibilities under such plan subsequent to the date of this Agreement;

(s)  any asset not shown on the Failed Bank Records as of the Bank Closing Date and discovered after the Settlement Date;

(t)  New Loans; and,

(u)  Assets and liabilities listed on Schedule 3.5(u)

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3.6.  Retention or Repurchase of Assets Essential to Receiver.

(a)  The Receiver may refuse to sell to the Assuming Institution, or the Assuming Institution agrees, at the request of the Receiver set forth in a written notice to the Assuming Institution, to sell, assign, transfer, convey, and deliver to the Receiver, all of the Assuming Institution's right, title and interest in and to, any Acquired Asset or asset essential to the Receiver as determined by the Receiver in its discretion (together with all Credit Documents evidencing or pertaining thereto), which may include any Acquired Asset or asset that the Receiver determines to be:

(i)  made to an officer, director, or other Person engaging in the affairs of the Failed Bank, its Subsidiaries or Affiliates or any related entities of any of the foregoing;

(ii)  the subject of any investigation relating to any claim with respect to any item described in Section 3.5(a) or (b), or the subject of, or potentially the subject of, any legal proceedings;

(iii)  made to a Person who is an Obligor on a loan owned by the Receiver or the Corporation in its corporate capacity or its capacity as receiver of any institution;

(iv)  secured by collateral which also secures any asset owned by the Receiver; or

(v)  related to any asset of the Failed Bank not purchased by the Assuming Institution under this Article III or any liability of the Failed Bank not assumed by the Assuming Institution under Article. II.

(b)  Each such Acquired Asset or asset purchased by the Receiver shall be purchased at a price equal to the Repurchase Price thereof less the Related Liability Amount with respect to any Related Liabilities related to such Acquired Asset or asset, in each case determined as of the date of the notice provided by the Receiver pursuant to Section 3.6(a).  The Receiver shall pay the Assuming Institution not later than the twentieth (20th) Business Day following receipt of related Credit Documents and Credit Files together with interest on such amount at the Settlement Interest Rate for the period from and including the date of receipt of such documents to and including the day. preceding the day on which payment is made.. The Assuming Institution agrees to administer and manage each such Acquired Asset or asset in accordance with usual and prudent banking standards and business practices until each such Acquired Asset or asset is purchased by the Receiver. All transfers with respect to Acquired Asset or assets under this Section 3.6 shall be made as provided in Section 9.6. The Assuming Institution shall transfer all such Acquired Assets or assets and Related Liabilities to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Acquired Asset or asset, as provided in Section 12.4.

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3.7. Receiver's Offer to Sell Withheld Loans. For the period of thirty (30) days commencing the day after the. Bank Closing Date, the Receiver may, in its sole and absolute discretion, sell any Loan withheld from sale pursuant to Section 3.5. or Section 3.6 of this Agreement that the Assuming Institution desires to purchase. Any Loan sold pursuant to this section will, at the sole and absolute discretion of the Receiver, either (x) be treated as if initially sold pursuant to Section 3.1 of this Agreement, or (y) sold pursuant to the standard loan sale agreement used by the Receiver for the sale of loan pools.

(a)  If treated as if initially sold pursuant to Section 3.1 of this Agreement, the purchase price for such Loan shall be the Book Value as of the Bank Closing Date, adjusted (i) for any advances and interest on such Loan after the Bank Closing. Date, (ii) by subtracting the total amount received by the Assuming Institution for such Loan after the Bank Closing Date, and (iii) by adding total disbursements of principal made by the Receiver and not otherwise included in the Book Value. The sale will be subject to all applicable terms of this Agreement, except that any Loan purchased pursuant to this Section 3.7 shall not be included in the calculation of the pro rata Acquired Asset discount or pro rata Acquired Asset premium utilized for the repurchase of other Acquired Assets Payment for any such Loan will be handled through the settlement process pursuant to Article VIII.

(b)  Any Loan sold pursuant to the standard loan sale agreement shall be governed by and paid for in accordance with that document

ARTICLE. IV.  ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS.

4.1. Continuation of Banking Business.

(a)  Full Service Banking.  For the period commencing on the first Business Day after the Bank Closing Date and ending on the first anniversary of the Bank Closing Date, the Assuming Institution will provide full service banking in the Failed Bank Assessment Area. At the option of the Assuming Institution, it may provide such full service banking at one or more Bank Premises or Assuming Institution branches located within such Failed Bank Assessment Area. The Assuming Institution may close or sell any Bank Premises during this period with the prior written consent of the Receiver (which consent may be withheld in Receiver's sole discretion) and after receipt of all necessary regulatory approvals, provided that the Assuming Institution (or its successors) continues to provide full service banking in the Failed Bank Assessment Area for the period required to comply with this Section 4.1(a).

(b)  Bank Premises Located in an Underserved Area. If a currently utilized Bank Premises is located in an Underserved Area, the Receiver will not consent to the Assuming Institution's closing or selling such Bank Premises, unless the Assuming Institution provides full service banking at one or more Bank Premises or Assuming Institution branches located within in the same Underserved Area.

(c)  Failure to Exercise Option to Purchase Bank Premises. If a currently-utilized owned Bank Premises is located in an Underserved Area and the Assuming Institution. does not exercise its option under Section 4.6(a) with respect to that Bank Premises, the Receiver will continue to rent any such owned Bank Premises to the Assuming Institution for the amount provided in Section 4.6(e) in order to comply with Section 4.1(a).

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(d)  Sale of Bank Premises. The Assuming Institution will pay to the Receiver, upon the sale of any Bank Premises within twelve months following the Bank Closing Date, fifty percent (50%) of the amount by which (a) the proceeds of such sale attributable to any franchise or deposit premium (without deducting any expenses related to such sale) exceed (b) the deposit premium paid by the Assuming Institution with respect to each Bank Premises sold.

4.2.  Credit Card Business. The Assuming Institution agrees to honor and perform, from and after the Bank Closing Date, all duties and obligations with respect to the Failed Bank's credit card business (including issuer or merchant acquirer) debit card business, stored value and gift card business, and/or processing related to credit cards, if any, and assumes all extensions of credit or balances outstanding as of the Bank Closing Date with respect to these lines of business. The obligations undertaken pursuant to this Section do not include loyalty, reward, affinity, or other similar programs related to the credit and debit card businesses.

4.3.  Safe Deposit Business. The Assuming Institution assumes and agrees to discharge, from and after the Bank Closing Date, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to all Safe Deposit Boxes, if any, of the Failed Bank and to maintain all of the necessary facilities for the use of such boxes by the renters thereof during the period for which such boxes have been rented and the rent therefor paid to the Failed Bank, subject to the provisions of the rental agreements between the Failed Bank and the respective renters of such boxes; provided, that the Assuming Institution may relocate the Safe Deposit Boxes of the Failed Bank to any office of the Assuming Institution located in the Failed Bank Assessment Area in which such Safe Deposit Boxes were located. The Safe Deposit Boxes shall be located and maintained in such Failed Bank Assessment Area for a minimum of one year from the Bank Closing Date.

4.4.  Safekeeping Business. The Receiver transfers, conveys and delivers to the Assuming Institution and the Assuming Institution accepts all securities and other items, if any, held by the Failed Bank in safekeeping for its customers as of the Bank Closing Date. The Assuming Institution assumes and agrees to honor and discharge, from and after the Bank Closing Date, the duties and obligations of the Failed Bank with respect to such securities and items held in safekeeping. The Assuming Institution shall provide to the Receiver written verification of all assets held by the Failed Bank for safekeeping within sixty (60) days after the Bank Closing Date. The assets held for safekeeping by the Failed Bank shall be held and maintained by the Assuming Institution in the Failed Bank Assessment Area for a minimum of one year from the Bank Closing Date, At the option of the Assuming Institution, the safekeeping business may be provided at any or all of the Bank Premises, or at other premises within the Failed Bank Assessment Area. The Assuming Institution shall be entitled to all rights and benefits which accrue after the Bank Closing Date with respect to securities and other items held in safekeeping.

4.5.  Trust Business.

(a)  Assuming Institution as Successor. The Assuming Institution shall, without further transfer, substitution, act or deed, to the full extent permitted by law, succeed to the rights, obligations, properties, assets, investments, deposits, agreements, and trusts of the Failed Bank under trusts, executorships, administrations, guardianships, and agencies, and other fiduciary or representative capacities, all to the same extent as though the Assuming Institution

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had assumed the same from the Failed Bank prior to the Bank Closing Date; provided, that any liability based on the misfeasance, malfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business is not assumed hereunder.

(b)  Wills and Appointments. The Assuming Institution shall, to the full extent permitted by law, succeed to, and be entitled to take and execute, the appointment to all executorships, trusteeships, guardianships and other fiduciary or representative capacities to which the Failed Bank is or may be named in wills, whenever probated, or to which the Failed Bank is or may be named or appointed by any other instrument.

(c)  Transfer of Trust Business. In the event additional proceedings of any kind are necessary to accomplish the transfer of such trust business, the Assuming Institution agrees that, at its own expense, it will take whatever action is necessary to accomplish such transfer. The Receiver agrees to use reasonable efforts to assist the Assuming Institution in accomplishing such transfer.

(d)  Verification of Assets.  The Assuming Institution shall provide to the Receiver written verification of the assets held in connection with the Failed Bank's trust business within sixty (60) days after the Bank Closing Date.

4.6.  Bank Premises.

(a)  Option to Purchase. Subject to Section 3.5, the Receiver hereby grants to the Assuming Institution an exclusive option for the period of sixty (60) days commencing the day after the Bank Closing Date with respect to Bank Premises for which the Assuming Institution declined its option to purchase at a fixed price as shown on the Bid Form, and for a period of ninety (90) days commencing the day after the Bank Closing Date with respect to all other owned Bank Premises to purchase any or all owned Bank Premises, including all Fixtures and all Furniture and Equipment located on or at the Bank Premises. The Assuming Institution shall give written notice to the Receiver within the option period of its election to purchase or not to purchase any of the owned Bank Premises. Any purchase of such Bank Premises shall be effective as of the date of the Bank Closing Date and such purchase shall be consummated as soon as practicable thereafter, and in no event later than the Settlement Date.

(b)  Option to Lease. The Receiver hereby grants to the Assuming Institution. an exclusive option for the period of sixty (60) days commencing the day after the Bank Closing Date to cause the Receiver to assign to the Assuming Institution any or all leases for leased Bank Premises, if any, to the extent such leases can be assigned; provided that the exercise of this option with respect to any lease must be as to all premises or other property subject to such lease. To the extent the lease payments provided for in any assigned lease are minimal in relation to the current market rate, and the value of that difference is not otherwise reflected in the purchase of the associated Fixtures, the Assuming Institution shall pay the Receiver the. Fair Market Value of the Receiver's interest in any such assigned lease. The Assuming Institution shall give notice to the Receiver within the option period of its election to accept or not to accept an assignment of any or all leases (or enter into new leases in lieu thereof). The Assuming Institution shall assume all leases assigned (or enter into new leases in lieu thereof) pursuant to this Section 4.6.

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(c)  Facilitation. The Receiver shall facilitate the assumption, assignment or sublease of leases or the negotiation of new leases by the Assuming Institution; provided that neither the Receiver nor the Corporation shall be obligated to engage in litigation, make payments to the Assuming Institution or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation or commit to any other obligations to third parties.

(d)  Notice of Surrender of Bank Premises. The Assuming Institution shall give the Receiver at least fifteen (15) days prior written notice of its intent to surrender to the Receiver any Bank Premises with respect to which the Assuming Institution has not exercised the options provided in Sections 4.6(a) and 4.6(b). Any such notice shall designate the intended Bank Premises Surrender Date and shall terminate the Assuming Institution's option with respect to such Bank Premises.

(e)  Occupancy Costs.

(i)  The Assuming Institution shall pay to the Receiver, or to appropriate third parties at the direction of the Receiver, for the period from the Bank Closing Date to the Bank Premises. Surrender Date, the following amounts: (A) for owned. Bank Premises, the market rental value, as determined by the appraiser selected in accordance with the definition of Fair Market Value, and all operating costs, and (B) for leased Bank Premises, all operating costs with respect thereto. The Assuming Institution shall comply with the terms of applicable leases on leased Bank Premises, including without limitation the timely payment of all rent. Operating costs include, without limitation, all taxes, fees, charges, maintenance, utilities, insurance and assessments, to the extent not included in the rental value or rent. If the Assuming Institution elects to purchase any owned Bank Premises in accordance with Section 4.6(a), the amount of any rent paid (and taxes paid to the Receiver which have not been paid to the taxing authority and for which the Assuming Institution assumes liability) by the Assuming Institution with respect thereto shall be applied as an offset against the purchase price thereof.

(ii)  The Assuming Institution shall pay to the Receiver rent for all owned or leased Furniture and Equipment, all owned or leased Fixtures and all Specialty Assets located on or at the Bank Premises for the period from the Bank Closing Date to the Bank Premises Surrender Date. Rent for such property owned by the Failed Bank shall be the market rental value thereof, as determined by the Receiver within sixty (60) days after the Bank Closing Date. Rent for such property leased by the Failed Bank shall be an amount equal to any and all rent and other amounts which the Receiver incurs or accrues as an obligation or is obligated to pay for such period pursuant to all leases and contracts with respect to such property. If the Assuming Institution purchases any owned Furniture and Equipment, owned Fixtures or Specialty Assets in accordance with Sections 4.6(f), 4.6(h) or 4.6(j), the amount of any rents paid by the Assuming Institution with respect thereto shall be applied as an offset against the purchase price thereof.

(iii)  Subject to Section 4.1, if the Assuming Institution gives notice of its election not to accept an assignment of a lease for one or more of the leased Bank Premises, or not to purchase one or more of the owned Bank Premises, within two Business Days of the Bank Closing Date, and the Receiver is satisfied that all of the

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conditions for surrender of such Bank Premises set forth in this Agreement have been met within fifteen (15) days of the Bank Closing Date, then, notwithstanding any other provision of this Agreement to the contrary, the Assuming Institution shall not be liable for any of the costs imposed by this Section 4.6(e).

(f)  Certain Requirements as to Fixtures,. Furniture and Equipment and Certain Specialty Assets.  If the Assuming Institution purchases owned Bank Premises (including any Bank Premises purchased at the fixed price shown on the Bid Form) or accepts an assignment of the lease (or enters into a sublease or a new lease in lieu thereof) for leased Bank Premises as provided in Section 4.6(a) or 4.6(b), or if the Assuming Institution does not exercise either such option, but within twelve (12) months following the Bank Closing Date obtains the right to occupy all or any portion of such Bank Premises (the "Subsequently Occupied Space"), whether by assignment, lease, sublease, purchase or otherwise, other than in accordance with Section 4.6(a) or 4.6(b), the Assuming Institution shall (i) effective as of the Bank Closing Date, purchase from the Receiver all Fixtures, all Furniture and Equipment, and all Specialty Assets with an appraised value (as determined in accordance with Section 4.6(j)) of less than $10,000 owned by the Failed Bank and located on or at the Subsequently Occupied Space as of the. Bank Closing Date at Fair Market Value, (ii) accept an assignment or a sublease of the leases or negotiate new leases for all Fixtures and Furniture and Equipment leased by the Failed Bank and located on or at the Subsequently Occupied Space, and (iii) if applicable, accept an assignment or a sublease of any ground lease or negotiate a new ground lease with respect to any land on which the Subsequently Occupied Space is located; provided that the Receiver has not previously disposed of such Fixtures or Furniture and Equipment or Specialty Assets or repudiated the leases referred to in clause (ii) or (iii).

(g)  Surrendering Bank Premises.

(i)  If the Assuming Institution elects not to purchase any owned Bank Premises, the notice of such election in accordance with Section 4.6(a) shall specify the Bank Premises Surrender Date. The Assuming Institution shall be responsible for promptly relinquishing and releasing to the Receiver such Bank Premises and the Fixtures, the Furniture and Equipment and the Specialty Assets located thereon which existed at the time of the Bank Closing Date, in the same condition as at the Bank Closing Date, and at the Bank Premises where they were inventoried at the. Bank Closing Date, normal wear and tear excepted. Any of the aforementioned which is missing will be charged to the Assuming Institution at the item's Fair Market Value as determined in accordance with this Agreement. By remaining in any such Bank Premises more than 150 days after the Bank Closing Date (unless the Assuming Institution must do so to comply with Section 4.1 and has made appropriate arrangements with the Receiver and all applicable lessors), the Assuming Institution shall, at the Receiver's option, (x) be deemed to have agreed to purchase such Bank Premises, and to assume all leases, obligations and liabilities with respect to leased Furniture and Equipment and leased Fixtures located thereon and any ground lease with respect to the land on which such Bank Premises are located, and (y) be required to purchase all Fixtures and all Furniture and Equipment owned by the Failed Bank and located on or at the Bank Premises as of the Bank Closing Date.

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(ii)  If the Assuming Institution elects not to accept an assignment of the lease or sublease of any leased Bank Premises, the notice of such election in accordance with Section 4.6(b) shall specify. the Bank Premises Surrender Date. The Assuming Institution shall be responsible for promptly relinquishing and releasing to the Receiver such Bank Premises and the Fixtures, the Furniture and Equipment and the Specialty Assets located thereon which existed at the time of the Bank Closing Date, in the same condition as at the Bank Closing Date, and at the Bank Premises where they were inventoried at the Bank Closing Date, normal wear and tear excepted. Any of the aforementioned which is missing will be charged to the Assuming Institution at the item's Fair Market Value as determined in accordance with this Agreement. By failing to provide notice of its intention to surrender such Bank Premises prior to the expiration of the option period specified in Section 4.6(b), or by remaining in any such Bank Premises more than 150 days after the Bank Closing Date (unless the Assuming Institution must do so to comply with Section 4.1 and has made appropriate arrangements with the Receiver and all applicable lessors), the Assuming Institution shall, at the Receiver's option, (x) be deemed to have assumed all leases, obligations and liabilities with respect to such Bank Premises (including any ground lease with respect to the land on which such Bank Premises are located), and leased Furniture and Equipment and leased Fixtures located thereon in accordance with this Section 4.6 (unless the Receiver previously repudiated any such lease), and (y) be required to purchase all Fixtures and all Furniture and Equipment owned by the Failed Bank at Fair Market Value and located on or at the Bank Premises as of the Bank Closing Date.

(h)  Furniture and Equipment and Certain Other Equipment.  The Receiver hereby grants to the Assuming Institution an option to purchase all Furniture and Equipment owned by the Failed Bank at Fair Market Value and located at any leased or owned Bank Premises (A) that the Assuming Institution does not elect to purchase pursuant to Section 4.6(a) or (b) for which Assuming Institution does not elect to take assignment of its lease pursuant to Section 4.6(b); provided that, the Assuming Institution shall give the Receiver notice of its election to purchase such Furniture and Equipment at the time it gives notice of its intention to surrender such Bank Premises.

(i)  Option to Put Bank Premises and Related Fixtures, Furniture and Equipment.

(i)  For a period of ninety (90) days following the Bank Closing Date, the Assuming Institution shall be entitled to require the Receiver to purchase any Bank Premises that is owned, directly or indirectly, by an Acquired Subsidiary and the purchase price paid by the Receiver shall be the Fair Market Value of the Bank Premises.

(ii)  If the Assuming Institution elects to require the Receiver to purchase any Bank Premises that is owned, directly or indirectly, by an Acquired Subsidiary, the Assuming Institution shall also have the option, exercisable within the same ninety (90) day time period, to require the Receiver to purchase any Fixtures, any Furniture and Equipment and any Specialty Assets that are owned, directly or indirectly, by an Acquired Subsidiary and are located on or at such Bank Premises and were utilized by the Failed Bank for banking purposes. The purchase price paid by the Receiver shall

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be the Fair Market Value of the Fixtures, Furniture and Equipment and Specialty Assets purchased.

(iii)  If the Assuming Institution elects to exercise its options under this Section 4.6(1), the Assuming Institution shall pay to the Receiver occupancy costs as described in Section 4.6(e) and shall surrender the Bank Premises in accordance with Section 4.6(g)(i).

(iv)  Regardless of whether the Assuming Institution exercises any of its options under this Section 4.6(i), the purchase price for the Acquired Subsidiary shall be adjusted by the difference between the Fair Market Value of the Bank Premises, the Fixtures, the Furniture and Equipment and the Specialty Assets utilized by the Failed Bank for banking purposes and their respective Book Value as reflected on the books and records of the Acquired Subsidiary. Such adjustment shall be made in accordance with Article VIII of this Agreement.

(j)  Option to Purchase Specialty Assets. The Receiver hereby grants. to the Assuming Institution an exclusive option for the period of thirty (30) days commencing the day after the Receiver provides the Assuming Institution the appropriate appraisal to purchase at Fair Market Value all, some or none of the Specialty Assets.

(k)  Data Removal. The Assuming Institution shall, prior to returning any automated teller machine to Receiver and unless otherwise requested by the Receiver, (i) remove all data from that automated teller machine and (ii) provide a written statement to the Receiver that all data has been removed in a manner that renders it unrecoverable.

4.7.  Agreement with Respect to Leased Data Management Equipment.

(a)  Option.  The Receiver hereby grants to the Assuming Institution an exclusive option for the period of ninety (90) days commencing the day after Bank Closing Date to accept an assignment from the Receiver of all Leased Data Management Equipment.

(b)  Notices Regarding Leased Data Management Equipment. The Assuming Institution shall (i) give written notice to the Receiver within the option period specified in Section 4.7(a) of its intent to accept or decline an assignment or sublease of all Leased Data Management Equipment and promptly accept an assignment or sublease of such Leased Data Management Equipment, and (ii) give written notice to the appropriate lessor(s) that it has accepted an assignment or sublease of any such Leased Data Management Equipment that is subject to a lease.

(c)  Facilitation by Receiver. The Receiver agrees to facilitate the assignment or sublease of Leased Data Management Equipment or the negotiation of new leases or license agreements by the Assuming Institution; provided, that neither the Receiver nor the Corporation shall be obligated to engage in litigation, make payments to the Assuming Institution or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation or commit to any other obligations to third parties.

(d)  Operating Costs. the Assuming Institution agrees, during its period of use of any Leased Data Management Equipment and ending on the date which is thirty (30) days

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after the Assuming Institution has given notice to the Receiver of its election not to assume such lease, to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of any existing Leased Data Management Equipment leases entered into by the Failed Bank, including without limitation the timely payment of all rent, taxes, fees, charges, maintenance, utilities, insurance and assessments.

(e)  Assuming Institution's Obligation. The Assuming Institution shall, not later than fifty (50) days after giving the notice provided in Section 4.7(b), (i) relinquish and release to the Receiver or, at the direction of the Receiver, to a third party, all Leased Data Management Equipment, in the same condition as at Bank Closing Date, normal wear and tear excepted, or (ii) accept an assignment or a sublease of any existing Leased Data Management lease or negotiate a new lease or license agreement under this Section 4.7 with respect to Leased Data Management Equipment.

(f)  Data Removal. The Assuming Institution shall, prior to returning any Leased Data Management Equipment, and unless otherwise requested by the Receiver, (i) remove all data from the Leased Data Management Equipment and (ii) provide a written statement to the Receiver that all data has been removed in a manner that renders it unrecoverable.

4.8.  Certain Existing Agreements.

(a)  Assumption of Agreements. Subject to the provisions of Section 4.8(b), with respect to agreements existing as of the. Bank Closing Date which provide for the rendering of services by or to the Failed Bank, within ninety (90) days after the Bank Closing Date, the Assuming Institution shall give the Receiver written notice specifying whether it elects to assume or not to assume each such agreement. Except as may be otherwise provided in this Article IV, the Assuming Institution agrees to comply with the terms of each such agreement for a period commencing on the day after the Bank Closing Date and ending on (i) in the case of an agreement that provides for the rendering of services by the Failed Bank, the date which is ninety (90) days after the Bank Closing Date, and (ii) in the case of an agreement that provides for the rendering of services to the Failed Bank, the date which is thirty (30). days after the Assuming Institution has given notice to the Receiver of its election not to assume such agreement; provided that the Receiver can reasonably make such service agreements available to the Assuming Institution. The Assuming Institution shall be deemed by the Receiver to have assumed agreements for which no notification is timely given. The Receiver agrees to assign, transfer, convey and deliver to the Assuming Institution all right, title and interest of the Receiver, if any, in and to agreements the Assuming Institution assumes hereunder. In the event the Assuming Institution elects not to accept an assignment of any lease (or sublease) or negotiate a new lease for leased Bank Premises under Section 4.6 and does not otherwise occupy such premises, the provisions of this. Section 4.8(a) shall not apply to service agreements related to such premises. The Assuming Institution agrees, during the period it has the use or benefit of any such agreement, promptly to pay. to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of such agreement.

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(b)  Excluded Agreements. The provisions of Section 4.8(a) regarding the Assuming Institution's election to assume or not assume certain agreements shalt not apply to (i) agreements pursuant to which the Failed Bank provides loan servicing for others or loan servicing is provided to the Failed Bank by others, (ii) agreements maintained between the Failed Bank and MERSCORP, Inc., or its wholly owned subsidiary, Mortgage Electronic Registration Systems, Inc., (iii) agreements that are subject to Sections 4.1 through 4.7 and any insurance policy or bond referred to in Section 3.5(a) or other agreement specified in Section 3.5, (iv) consulting, management or employment agreements, if any, between the Failed Bank and its employees or other Persons, and (v) any contract or agreement under which the Failed Bank is the lessor of Bank Premises or Other Real Estate. Except as otherwise expressly set forth elsewhere in this Agreement, the Assuming Institution does not assume any liabilities or acquire any rights under any of the agreements described in this Section 4.8(b).

4.9.  Informational Tax Reporting. The Assuming Institution agrees to perform all obligations of the Failed Bank with respect to Federal and State income tax informational reporting related to (i) the Acquired Assets and the Liabilities Assumed, (ii) deposit accounts that were closed and loans that were paid off or collateral obtained with respect thereto prior to the Bank Closing Date, (iii) miscellaneous. payments made to vendors of the Failed Bank, and (iv) any other asset or liability of the Failed Bank, including, without limitation, loans not purchased and Deposits not assumed by the Assuming Institution, as may be required by the Receiver.

4.10.  Insurance.

(a)  Assuming Institution to Insure.  The Assuming Institution will obtain and maintain insurance coverage acceptable to the Receiver (including public liability, fire, and extended coverage insurance) naming the Assuming Institution as the insured and the Receiver as additional insured, effective from and after the Bank Closing. Date, with respect to all (i) Bank Premises, and (ii) Fixtures, Furniture and Equipment, Specialty Assets and Leased Data Management Equipment located on or at those Bank Premises. The Assuming Institution's obligation to insure and to maintain the Receiver as an additional insured on Bank Premises insurance coverage shall cease upon either: (x) Bank Premises Surrender Date or (y) the date the Assuming Institution receives a deed from the Receiver for owned Bank Premises or assumes the lease for leased Bank Premises.

(b)  Rights of Receiver. If the Assuming Institution at any time from or after Bank Closing Date fails to (i) obtain or maintain any of the insurance policies required by Section 4.10(a), (ii) pay any premium in whole or in part related to those insurance policies, or (iii) provide evidence of those insurance policies acceptable to the Receiver, then the Receiver may in its sole and absolute discretion, without notice, and without waiving or releasing any obligation or liability of the Assuming Institution, obtain and maintain insurance policies, pay. insurance premiums and take any other actions with respect to the insurance coverage as the Receiver deem advisable. The Assuming Institution will reimburse the Receiver for all sums disbursed in connection with this Section 4.10(b).

4.11.  Office Space for Receiver and Corporation; Certain Payments.

(a)  FDIC Office Space. For the period commencing on the day following the Bank Closing Date and ending on the one hundred fiftieth (150th) day following the Bank

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Closing Date, the Assuming Institution will provide to the Receiver and the Corporation, without charge, adequate and suitable office space (including parking facilities and vault space), furniture, equipment (including photocopying and telecopying machines), email accounts, network access and technology resources (such as shared drive), and utilities (including local telephone service and fax machines) (collectively, "FDIC Office Space") at the Bank Premises occupied by the Assuming Institution for the Receiver and the Corporation to use in the discharge of their respective functions with respect to the Failed Bank.

(b)  Receiver's Right to Extend. Upon written notice by the Receiver or the Corporation, for the period commencing on the one hundred fifty-first (151st) day. following the Bank Closing Date and ending no later than the three hundred and sixty-fifth (365th). day following the Bank Closing Date, the Assuming Institution will continue to provide to the Receiver and the Corporation FDIC Office Space at the Bank Premises. During the period from the 151st day. following the Bank Closing Date until the day the FDIC and the Corporation vacate FDIC Office Space, the Receiver and the Corporation will pay to the Assuming Institution their respective pro rata share (based on square footage occupied) of (A) the market rental value for the applicable owned Bank Premises or (B) actual rent paid for applicable leased Bank Premises.

(c)  Receiver's Relocation Right. If the Receiver or the. Corporation determine that the space provided by the Assuming Institution is inadequate or unsuitable, the Receiver and the Corporation may relocate to other quarters having adequate and suitable FDIC Office Space and the costs of relocation shall be borne by the Assuming Institution and any rental and utility costs for the balance of the period of occupancy by the Receiver and the Corporation shall paid in accordance with 4.11(b).

(d)  Expenditures. The Assuming Institution will pay such bills and invoices on behalf of the Receiver and the Corporation as the Receiver or the Corporation may direct for the period beginning on the date of the Bank Closing Date and ending on Settlement Date. The Assuming Institution shall submit its requests for reimbursement of such expenditures pursuant to Article VIII of this. Agreement.

4.12.  Continuation of Group Health Plan Coverage for Former Employees of the Failed Bank.

(a)  Continuation Coverage. The Assuming Institution agrees to assist the Receiver, as provided in this Section 4.12, in offering individuals who were employees or former employees of the Failed Bank, or any of its Subsidiaries, and who, immediately prior to the Bank Closing Date, were receiving, or were eligible to receive, health insurance coverage or health insurance continuation coverage from the Failed Bank ("Eligible Individuals"), the opportunity to obtain health insurance coverage in the Corporation's Federal Insurance Administration Continuation Coverage Plan which provides for health insurance continuation coverage to such Eligible Individuals and other persons who are qualified beneficiaries of the Failed Bank ("Qualified Beneficiaries") as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") § 607, 29 U.S.C. § 1167. The Assuming Institution shall consult with the Receiver and not later than five (5) Business Days after the Bank Closing Date shall provide written notice to the Receiver of the number (if available), identity (if available) and addresses (if available) of the Eligible Individuals who are Qualified Beneficiaries of the Failed

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Bank and for whom a "qualifying event" (as defined in ERISA § 603, 29 U.S.C. § 1163) has occurred and with respect to whom the Failed Bank's obligations under Part 6 of Subtitle B of Title I of ERISA,. 29. U.S.C. §§. 1161-1169 have not been satisfied in full, and such other information as the Receiver may reasonably require. The Receiver shall cooperate with the Assuming Institution in order to permit it to prepare such notice and shall provide to the Assuming Institution such data in its possession as may be reasonably required for purposes of preparing such notice.

(b)  Qualified Beneficiaries; Expenses. The Assuming Institution shall take such further action to assist the Receiver in offering the Eligible Individuals who are Qualified Beneficiaries of the Failed Bank the opportunity to obtain health insurance coverage in the Corporation's Federal Insurance Administration Continuation Coverage Plan as the Receiver may direct. All expenses incurred and paid by the Assuming Institution (i) in connection with the obligations of the Assuming Institution under this Section 4.12, and (ii) in providing health insurance continuation coverage to any Eligible Individuals who are hired by the Assuming Institution and such employees' Qualified Beneficiaries shall be borne by the Assuming Institution.

(c)  Failed Bank Employees. Unless otherwise agreed by the Receiver and the Assuming Institution, the Assuming Institution shall be responsible for all salaries and payroll costs, including benefits, for all Failed Bank employees from the time of the closing of the Failed Bank until the Assuming Institution makes a final determination as to whether such employee is to be retained by the Assuming Institution. The Assuming Institution shall offer to the Failed Bank employees it retains employment benefits comparable to those the Assuming Institution, offers its current employees. In the event the Receiver utilizes the services of any Failed Bank employee, the Receiver shall reimburse the Assuming Institution for such cost through the settlement process described in Article VIII.

(d)  No Third Party Beneficiaries. This Section 4.12 is for the sole and exclusive benefit of the parties to this Agreement, and for the benefit of no other Person (including any former employee of the Failed Bank or any Subsidiary thereof, Eligible Individual or Qualified Beneficiary of such former employee). Nothing in this Section 4.12 is intended by the parties, or shall be construed, to give any Person (including any former employee of the Failed Bank or any Subsidiary thereof, Eligible Individual or Qualified Beneficiary of such former employee) other than the Corporation, the Receiver and the Assuming Institution, any legal or equitable right, remedy. or claim under or with respect to the provisions of this Section 4.12.

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4.13.  Interim Asset Servicing. At any time after the Bank Closing Date, the Receiver may establish on its books an asset pool(s) and may transfer to such asset pool(s) by means of accounting entries on the books of the Receiver) all or any assets and liabilities of the Failed Bank which are not acquired by the Assuming Institution, including, without limitation, wholly unfunded Commitments and assets and liabilities which may be acquired, funded or originated by the Receiver subsequent to the Bank Closing Date.  The Receiver may remove assets (and liabilities) from or add assets (and liabilities) to such pool(s) at any time in its discretion. At the option of the Receiver, the Assuming Institution agrees to service, administer and collect such pool assets in accordance with, and for the term set forth in, Exhibit 4.13.

4.14.  Agreement with Respect to Valley Bank, Fort Lauderdale, Florida. The Assuming Institution will provide operational support to the assuming institution of Valley Bank, Fort Lauderdale, Florida (the "Florida Al"), and the FDIC as receiver of Valley Bank, Fort Lauderdale, Florida (the "Florida Receiver"), including support for core banking applications and loan servicing, and all other applications as may be required to support infrastructure in the normal course of business, until a transition of these systems can be accomplished, but in any event not more than 180 days from the Bank Closing Date. The Assuming Institution will also provide operational and all other necessary support to the. Florida AI to enable the Florida AI to perform interim asset servicing under its Interim Asset Servicing Arrangement with the Florida Receiver for a period of up to 180 days. after. the Bank Closing Date.

ARTICLE V. DUTIES WITH RESPECT TO DEPOSITORS OF THE FAILED BANK.

5.1.  Payment of Checks, Drafts, Orders and Deposits. Subject to Section 9.5, the Assuming Institution agrees to pay all properly drawn checks, drafts, withdrawal orders and Assumed Deposits of depositors of the Failed Bank presented for payment, whether drawn on the check or draft forms provided by the Failed Bank or by the Assuming Institution, to the extent that the Deposit balances to the credit of the respective makers or drawers assumed by the Assuming Institution under this Agreement are sufficient to permit the payment thereof, and in all other respects to discharge, in the usual course of conducting a banking business, the duties and obligations of the. Failed Bank with respect to the Deposit balances due and owing to the depositors of the. Failed Bank assumed by the Assuming Institution under this Agreement.

5.2. Certain Agreements Related to Deposits. Except as may be modified pursuant to Section 2.2, the Assuming Institution agrees to honor the terms and conditions of any written escrow or loan servicing agreement or other similar agreement relating to a Deposit liability assumed by the Assuming Institution pursuant to this. Agreement.

5.3.  Notice to Depositors.

(a)  Assumption of Deposits. Within seven (7) days after the Bank Closing Date, the Assuming Institution shall give notice by mail to each depositor of the Failed Bank of (i) the assumption of the Deposit liabilities of the Failed Bank, and (ii) the procedures to claim Deposits (the Receiver shall provide item (ii) to Assuming Institution). The Assuming Institution shall also publish notice of its assumption of the Deposit liabilities of the Failed Bank in a newspaper of general circulation in the county or counties in which the Failed Bank was located.

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(b)  Notice to Depositors. Within seven (7) days after the Bank Closing Date, the Assuming Institution shall give notices by mail to each depositor of the Failed Bank, as required under Section 2.2.

(c)  Fee Schedule. If the Assuming Institution proposes to charge fees different from those fees formerly charged by the Failed Bank, the Assuming Institution shall include its fee schedule in its mailed notice.

(d)  Approval of Notices and Publications. The Assuming Institution shall obtain approval of all notices and publications required by this Section 5.3 from counsel for the Receiver prior to mailing or publication.

(e)  Validation. To validate the notice requirements outlined in Section 5.3, the Assuming Institution shall provide the Receiver (i) an Affidavit of Publication to meet the publication requirements outlined in Section 5.3(a) and (ii) the Assuming Institution will prepare an Affidavit of Mailing in a form substantially. similar to Exhibit 2.3B after mailing the seven (7) day Notice to Depositors as required under Section 5.3(b)..

ARTICLE VI.  FAILED. BANK RECORDS.

6.1.  Transfer of Failed Bank Records. In accordance with Sections 2.1 and 3.1, the Receiver assigns, transfers, conveys and delivers to the Assuming Institution, whether located on Bank Premises occupied or not occupied by the Assuming Institution or at any other location, the following:

(a)  all Failed Bank Records pertaining to the Assumed Deposits, but not limited to, the following:

(i)  signature cards, orders, contracts between the Failed Bank and its depositors and Failed Bank Records of similar character;

(ii)  passbooks of depositors held by the Failed Bank, deposit slips, cancelled checks and withdrawal orders representing charges to accounts of depositors; and

(b)  all Failed Bank Records pertaining to the Acquired Assets, including, but not limited to, the following:

(i)  Failed Bank Records of deposit balances carried with other banks, bankers or trust companies;

(ii)  Loan and collateral Failed Bank Records and Credit Files and other documents;

(iii)  deeds, mortgages, abstracts, surveys, and other instruments or records of title pertaining to real estate or real estate mortgages;

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(iv)  signature cards, agreements and Failed Bank Records pertaining to Safe Deposit Boxes, if any; and

(vi)  Failed Bank Records. pertaining to the credit card business, trust business or safekeeping business of the Failed Bank, if any.

6.2.  Transfer of Assigned Failed Bank Records. The Receiver shall transfer to the Assuming Institution all Failed Bank Records described in Section 6.1 as soon as practicable on or after the date of this Agreement..

6.3. Preservation of Failed Bank Records.

(a)  Assuming Institution Failed Bank Records Retention. the Assuming Institution agrees that it will preserve and maintain, at its sole expense, for the joint benefit of the Receiver, the Corporation and the Assuming Institution, all Failed Bank Records except those Failed Bank Records which the Receiver, in its sole and absolute discretion, chooses to physically take. The Assuming Institution shall have the primary responsibility to respond to subpoenas, discovery requests, and other similar official inquiries and customer requests for lien releases with respect to the Failed Bank Records of which it has custody. With respect to its obligations under this Section 63 regarding Electronically Stored Information, the Assuming Institution will complete the Data Retention Catalog attached hereto as Schedule 6.3 and submit it to the Receiver within thirty (30) days following the Bank Closing Date. With respect to Electronically Stored Information, the Assuming Institution must maintain those Failed Bank Records in an easily accessible and useable format. If such Failed Bank Records are maintained by a third party vendor, the Assuming Institution is responsible for ensuring that the third party complies with this Article.

(b)  Destruction of Certain Failed Bank Records. With regard to all Failed Bank Records of which it has custody which are at least ten (10) years old as of the date of the appointment of the Receiver, the Assuming Institution agrees to request written permission to destroy such Failed Bank Records by submitting a written request to destroy, specifying precisely which Failed Bank Records are included in the request, to DRR— Records Manager, CServiceFDICDAL@FDIC.gov.

(c)  Destruction of Failed Bank Records After Six Years. With regard to all Failed Bank Records of which it has custody which have been maintained in the custody of the Assuming Institution after six (6) years from the date of the appointment of the Receiver, the Assuming Institution agrees to request written permission to destroy such Failed Bank Records by submitting a written request to destroy, specifying precisely which Failed. Bank Records are included in the request, to DRR—Records Manager, CServiceFDICDAL@FDIC.gov.

6.4.  Access to Failed Bank Records; Copies  The Assuming Institution agrees to permit the Receiver and the Corporation access to all Failed Bank Records of which the Assuming Institution has custody and to use, inspect, make extracts from or request copies of any such Failed Bank Records in the manner and to the extent requested, and to duplicate, in the discretion of the Receiver or the Corporation, any Failed Bank Record pertaining to Deposit account relationships; provided that in the event that the Failed Bank maintained one or more duplicate copies of such Failed Bank Records, the Assuming Institution hereby assigns, transfers,

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and conveys to the Corporation one such duplicate copy of each such Failed Bank Record without cost to the Corporation, and agrees to deliver to the Corporation all Failed Bank Records assigned and transferred to the Corporation under this Article VI as soon as practicable on or after the date of this Agreement. The party requesting a copy of any Failed Bank Record shall bear the cost (based on standard accepted industry charges to the extent applicable, as determined by the Receiver) for providing such duplicate Failed Bank Record. A copy of each Failed Bank Record requested shall be provided as soon as practicable by the party having custody thereof.  If the Receiver or Corporation is seeking access to a Failed Bank Record from the Assuming Institution, the Receiver or Corporation need not provide a subpoena to obtain access to the Failed Bank Records in the Assuming Institution's custody.

6.5. Right of Receiver or Corporation to Audit. The Receiver or the Corporation, their respective agents, contractors and employees, may (but are not required to) perform an audit to determine the Assuming Institution's compliance with this Agreement at any time, by providing not less than ten (10) Business Days prior notice. The scope and duration of any such audit shall be at the discretion of the Receiver or the Corporation, as the case may be. The Receiver or the Corporation, as the case may be, shall bear the expense of any such audit. In the event that any corrections are necessary as a result of such an audit, the Assuming Institution and the Receiver shall make such accounting adjustments, payments and withholdings as may be necessary to give retroactive effect to such corrections.

6.6. Agreement with Respect to Records of Valley Bank, Fort Lauderdale,  Florida. the Assuming Institution will cooperate with the Florida AI and the Florida Receiver for the transfer of the records and property of Valley Bank, Fort. Lauderdale, Florida, to the Florida AI and the Florida Receiver.

ARTICLE. VII. BID; INITIAL PAYMENT.

The Assuming Institution has submitted to the Receiver a Deposit premium bid of 0% (the "Bid Amount"). The Deposit premium bid will be applied to the total of all Assumed Deposits except for brokered, CDARS®, and any market place or similar subscription services Deposits as reflected on Schedule 7. On the Payment Date, the Assuming Institution will pay to the Corporation, or the Corporation will pay to the Assuming Institution, as the case may be, the Initial Payment, together with interest on such amount (if the. Payment Date is not the day following the Bank Closing Date) from and including the day following the Bank Closing Date to and including the day preceding the Payment Date at the Settlement Interest. Rate.

ARTICLE VIII. ADJUSTMENTS; SETTLEMENT PROCESS.

8.1. Pro Forma Statement. the Receiver, as soon as practicable after the Bank Closing Date, in accordance with the best information then available, shall provide to the Assuming Institution a Pro Forma statement reflecting any adjustments of such liabilities and assets as may be necessary. Such Pro Forma statement shall take into account, to the extent possible, (a) liabilities and assets of a nature similar to those contemplated by Section 2.1 or Section 3.1, respectively, which on the Bank Closing Date were carried in the Failed Bank's suspense accounts, (b) accruals as of the Bank Closing Date for all income related to the assets and business of the Failed Bank acquired by the Assuming Institution hereunder, whether or not such accruals were reflected on the Failed Bank Records in the normal course of its operations,

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and (c) adjustments to determine the Book Value of any investment in an Acquired Subsidiary and related accounts on the "bank only" (unconsolidated) balance sheet of the Failed Bank based on the Equity Method of Accounting, whether or not the Failed Bank used the Equity Method of Accounting for investments in subsidiaries, except that the resulting amount cannot be less than the Acquired Subsidiary's recorded equity as of the Bank Closing Date as reflected on the Failed Bank Records of the Acquired Subsidiary. Acquired Subsidiaries with negative equity will be restated to $1 pursuant to the Equity Method of Accounting. Any Acquired Asset purchased by the Assuming Institution or any asset of an Acquired Subsidiary purchased by the Assuming Institution pursuant to Section 3.1 which was partially or wholly charged off during the period beginning the day after the Bid Valuation Date to the date of the Bank Closing Date shall be deemed not to be charged off for the purposes of the Pro Forma statement, and the purchase price shall be determined pursuant to Section 3.2.

8.2.  Correction of Errors and Omissions; Other Liabilities.

(a)  Adjustments to Correct Errors. In the event any bookkeeping omissions or errors are discovered in preparing any Pro Forma statement or in completing the transfers and assumptions contemplated hereby, the parties hereto agree to correct such errors and omissions, it being understood that, as far. as practicable, all adjustments will be made consistent with the judgments, methods, policies or accounting principles utilized by the Failed Bank in preparing and maintaining Failed Bank Records, except that adjustments made pursuant to this Section 8.2(a) are not intended to bring the Failed Bank Records into accordance with generally accepted accounting principles.

(b)  Receiver's. Rights. Regarding Other Liabilities. If the Receiver discovers at any time subsequent to the date of this Agreement that any claim exists against the Failed Bank which is of such a nature that it would have been included in the liabilities assumed under. Article II had the existence of such claim or the facts giving rise thereto been known as of the. Bank Closing Date, the Receiver may, in its discretion, at any time, require that such claim be assumed by the Assuming Institution in a manner consistent with the intent of this Agreement. The Receiver will make appropriate adjustments to the Pro Forma statement provided by the Receiver to the Assuming Institution pursuant to Section 8.1 as may be necessary.

8.3. Payments. The Receiver agrees to cause to be paid to the Assuming Institution, or the Assuming Institution agrees to pay to the Receiver, as the case may be, on the Settlement Date, a payment in an amount which reflects net adjustments (including any costs, expenses and fees associated with determinations of value as provided in this Agreement) made pursuant to Section 8.1 or Section 8.2, plus interest as provided in Section 8.4. The Receiver and the Assuming Institution agree to effect on the Settlement Date any further transfer of assets to or assumption of liabilities or claims by the Assuming Institution as may be necessary in accordance with Section 8.1 or Section 8.2.

8.4.  Interest. Any amounts paid under Section 8.3 or Section 8.5 shall bear interest for the period from and including the day following the Bank Closing Date to and including the day preceding the payment at the. Settlement Interest Rate.

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respect to the payment made under Section 8.3 after the Settlement Date, the Assuming Institution and the Receiver agree to promptly correct any such errors or omissions, make any payments and effect any transfers or assumptions as may be necessary to reflect any such correction plus interest as provided in. Section 8.4.

ARTICLE. IX. CONTINUING COOPERATION.

9.1.  General Matters. The parties hereto will, in good faith and with their best efforts, cooperate with each other to carry out the transactions contemplated by this Agreement and to effect the purposes hereof.

9.2. Additional Title Documents. The Receiver, the Corporation and the Assuming Institution each shall, at any time, and from time to time, upon the request of any party hereto, execute and deliver such additional instruments and documents of conveyance as shall be reasonably necessary to vest in the appropriate party its full legal or equitable title in and to the property transferred pursuant to this Agreement or to be transferred in accordance herewith. The Assuming Institution shall prepare such instruments and documents of conveyance (in form and substance satisfactory to the Receiver) as shall be necessary to vest title to the Acquired Assets in the Assuming Institution. The Assuming Institution shall be responsible for recording such instruments and documents of conveyance at its own expense.

9.3. Claims and Suits.

(a)  Defense and Settlement. The Receiver shall have the right, in its discretion, to (i) defend or settle any claim or suit against the Assuming Institution with respect to which the Receiver has indemnified the Assuming Institution in the same manner and to the same extent as provided in Article XII, and (ii) defend or settle any claim or suit against the Assuming Institution with respect to any Liability Assumed, which claim or suit may result in a loss to the Receiver arising out of or related to this Agreement, or which existed against the Failed Bank on or before the Bank Closing Date. The exercise by the Receiver of any rights under this Section 9.3(a) shall not release the Assuming Institution with respect to any of its obligations under this Agreement.

(b)  Removal of Actions. In the event any action at law or in equity shall be instituted by any Person against the Receiver and the Corporation as codefendants with respect to any asset of the Failed Bank retained or acquired pursuant to this Agreement by the Receiver, the Receiver agrees, at the request of the. Corporation, to join with the Corporation in a petition to remove the action to the United States District Court for the proper district. The Receiver agrees to institute, with or without joinder of the Corporation as co-plaintiff, any action with respect to any such retained or acquired asset or any matter connected therewith whenever notice requiring such action shall be given by the Corporation to the Receiver.

9.4.  Payment of Deposits. In the event any depositor does not accept the obligation of the Assuming Institution to pay any Deposit liability of the Failed Bank assumed by the Assuming Institution pursuant to this Agreement and asserts a claim against the Receiver for all or any portion of any such Deposit liability, the Assuming Institution agrees on demand to provide to the Receiver funds sufficient to pay such claim in an amount not in excess of the Deposit liability reflected on the books of the Assuming Institution at the time such claim is

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made. Upon payment by the Assuming Institution to the Receiver of such amount, the Assuming Institution shall be discharged from any further obligation under this Agreement to pay to any such depositor the amount of such Deposit liability paid to the Receiver.

9.5.  Withheld Payments. At any time, the Receiver or the Corporation may, in its discretion, determine that all or any portion of any deposit balance assumed by the Assuming Institution pursuant to this Agreement does not constitute a "Deposit" (or otherwise, in its discretion, determine that it is the best interest of the Receiver or Corporation to withhold all or any portion of any deposit), and may direct the Assuming Institution to withhold payment of all or any portion of any such deposit balance. Upon such direction, the Assuming Institution agrees to hold such deposit and not to make any payment of such deposit balance to or on behalf of the depositor, or to itself, whether by way of transfer, set-off or otherwise. The Assuming Institution agrees to maintain the "withheld payment" status of any such deposit balance until directed in writing by the Receiver or the Corporation as to its disposition. At the direction of the Receiver or the Corporation, the Assuming Institution shall return all or any portion of such deposit balance to the Receiver or the Corporation, as appropriate, and thereupon the Assuming Institution shall be discharged from any further liability to such depositor with respect to such returned deposit balance. If such deposit balance has been paid to the depositor prior to a demand for return by the Corporation or the Receiver, and payment of such deposit balance had not been previously withheld pursuant to this Section 9.5, the Assuming Institution shall not be obligated to return such deposit balance to the Receiver or the Corporation.  The Assuming Institution shall be obligated to reimburse the Corporation or the Receiver, as the case may be, for the amount of any deposit balance or portion thereof paid by the Assuming Institution in contravention of any previous direction to withhold payment of such deposit balance or return such deposit balance the payment of which was withheld pursuant to this Section 9.5.

9.6.  Proceedings with Respect to Certain Assets and Liabilities.

(a)  Cooperation by Assuming Institution.  In connection with any investigation, proceeding or other. matter with respect to any asset or liability of the Failed Bank retained by the Receiver, or any asset of the Failed Bank acquired by the Receiver pursuant to this Agreement, the Assuming Institution shall cooperate to the extent reasonably required by the Receiver.

(b)  Access to Records. In addition to its obligations under Section 6.4, the Assuming Institution shall provide representatives of the Receiver access at reasonable times and locations without other limitation or qualification to (i) its directors, officers, employees and agents and those of the Acquired Subsidiaries, and (ii) its books and records, the books and records of such Acquired Subsidiaries and all Credit Files, and copies thereof.  Copies of books, records, and Credit Files shall be provided by the Assuming Institution as requested by the Receiver and the costs of duplication thereof shall be borne by the Receiver.

(c)  Loan Documents. Not later than ten (10) days after the Put Notice pursuant to Section 3.4 or the date of the notice of transfer of any Loan by the Assuming Institution to the Receiver pursuant to Section 3.6, the Assuming. Institution shall deliver to the Receiver such documents with respect to such Loan as the Receiver may request, including without limitation the following: (i) all related Credit Documents (other than certificates, notices and other ancillary documents), (ii) a certificate setting forth the principal amount on the date of

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the transfer and the amount of interest, fees and other charges then accrued and unpaid thereon, and any restrictions on transfer to which any such Loan is subject, and (iii) all Credit Files, and all documents, microfiche, microfilm and computer records (including but not limited to magnetic tape, disc storage, card forms and printed copy) maintained by, owned by, or in the possession of the Assuming Institution or any Affiliate of the Assuming Institution relating to the transferred Loan.

9.7.  Information.  The Assuming Institution promptly shall provide to the Corporation such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement as the Corporation or the Receiver may request from time to time, and, at the request of the Receiver, make available employees of the Failed Bank employed or retained by the Assuming Institution to assist in preparation of the Pro Forma statement pursuant to Section 8.1.

9.8.  Tax Ruling. The Assuming Institution shall not at any time, without the Corporation's prior consent, seek a private letter ruling or other determination from the Internal Revenue Service or otherwise seek to qualify for any special tax treatment or benefits associated with any payments made by the Receiver or Corporation pursuant to this Agreement.

ARTICLE X.  CONDITION PRECEDENT.

The obligations of the parties to this Agreement are subject to the Receiver and the Corporation having received at or before the Bank Closing Date evidence reasonably satisfactory to each of any necessary approval, waiver, or other action by any governmental authority, the board of directors of the Assuming Institution, or other third party, with respect to this Agreement and the transactions contemplated hereby, the closing of the Failed Bank and the appointment of the Receiver, the chartering of the Assuming Institution, and any agreements, documents, matters or proceedings contemplated hereby or thereby.

ARTICLE XI.  REPRESENTATIONS AND WARRANTIES OF THE ASSUMING INSTITUTION

The Assuming Institution represents and warrants to the Corporation and the Receiver as follows:

11.1.  Corporate Existence and Authority.  The Assuming Institution (a) is duly organized, validly existing and in good standing under the laws of its Chartering Authority and has full power and authority to own and operate its properties and to conduct its business as now conducted by it, and (b) has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Assuming Institution has taken all necessary corporate (or other applicable governance) action to authorize the execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby.

11.2  Third Party Consents.  No governmental authority or other third party consents (including but not limited to approvals, licenses, registrations or declarations) are required in connection with the execution, delivery or performance by the Assuming Institution of this Agreement, other than such consents as have been duly obtained and are in full force and effect.

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11.3  Execution and Enforceability.  This Agreement has been duly executed and delivered by the Assuming Institution and when this Agreement has been duly authorized, executed and delivered by the Corporation and the Receiver, this Agreement will constitute the legal, valid and binding obligation of the Assuming Institution, enforceable in accordance with its terms.

11.4.  Compliance with Law.

(a)  No Violations.  Neither the Assuming Institution nor any of its Subsidiaries is in violation of any statute, regulation, order, decision, judgment or decree of, or any restriction imposed by, the United States of America, any State, municipality or other political subdivision or any agency of any of the foregoing, or any court or other tribunal having jurisdiction over the Assuming Institution or any of its Subsidiaries or any assets of any such Person, or any foreign government or agency thereof having such jurisdiction, with respect to the conduct of the business of the Assuming Institution or of any of its Subsidiaries, or the ownership of the properties of the Assuming Institution or any of its Subsidiaries, which, either individually or in the aggregate with all other such violations, would materially and adversely affect the business, operations or condition (financial or otherwise) of the Assuming Institution or the ability of the Assuming Institution to perform, satisfy or observe any obligation or condition under this Agreement.

(b)  No Conflict.  Neither the execution and delivery nor the performance by the Assuming Institution of this Agreement will result in any violation by the Assuming Institution of, or be in conflict with, any provision of any applicable law or regulation, or any order, writ or decree of any court or governmental authority.

11.5.  Insured or Guaranteed Loans  If any Loans being transferred pursuant to this Agreement are insured or guaranteed by any department or agency of any governmental unit, federal, state or local, Assuming Institution represents that Assuming Institution has been approved by such agency and is an approved lender or mortgagee, as appropriate, if such approval is required. The Assuming Institution further assumes full responsibility for determining whether or not such insurance or guarantees are in full force and effect on the date of this Agreement and with respect to those Loans whose insurance or guaranty is in full force and effect on the date of this Agreement, Assuming Institution assumes full responsibility for doing all things necessary to insure such insurance or guarantees remain in full force and effect. Assuming Institution agrees to assume all of the obligations under the contract(s) of insurance or guaranty and agrees to cooperate with the Receiver where necessary to complete forms required by the insuring or guaranteeing department or agency to effect or complete the transfer to Assuming Institution.

11.6.  Representations Remain True.  The Assuming Institution represents and warrants that it has executed and delivered to the. Corporation a Purchaser Eligibility Certification and Confidentiality Agreement and that all information provided and representations made by or on behalf of the Assuming Institution in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the Purchaser Eligibility Certification and Confidentiality Agreement (which are affirmed and ratified hereby) are and remain true and correct in all material respects and do not fail to state any fact required to make the information contained therein not misleading.

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11.7  No Reliance; Independent Advice. The Assuming Institution is not relying on the Receiver or the Corporation for any business, legal, tax, accounting, investment or other advice in connection with this Agreement and the Exhibits hereto and documents delivered in connection with the foregoing, and has had adequate opportunity to consult with advisors of its choice in connection therewith.

ARTICLE XII  INDEMNIFICATION.

12.1  Indemnification of Indemnitees. From and after the Bank Closing Date and subject to the limitations set forth in this Section 12.1 and Section 12.6 and compliance by the Indemnitees with Section 12.2, the Receiver agrees to indemnify and hold harmless the Indemnitees against any and all costs, losses, liabilities, expenses (including attorneys'. fees) incurred prior to the assumption of defense by the Receiver pursuant to Section 12.2(d), judgments, fines and amounts paid in settlement actually and reasonably. incurred in connection with claims against any Indemnitee. based on liabilities of the Failed Bank that are not assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution for which indemnification is provided:

(a)  hereunder in this Section 12.1, subject to certain exclusions as provided in Section 12.1(b):

(i)  claims based on the rights of any shareholder or former shareholder as such of (A) the Failed Bank, or (B) any Subsidiary or Affiliate of the Failed Bank;

(ii)  claims based on the rights of any creditor as such of the Failed Bank, or any creditor as such of any director, officer, employee or agent of the Failed Bank, with respect to any indebtedness or other obligation of the Failed Bank arising prior to the Bank Closing Date;

(iii)  claims based on the rights of any present or former director, officer, employee or agent as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank:

(iv)  claims based on any action or inaction prior to the Bank Closing Date of the Failed Bank, its directors, officers, employees or agents as such, or any Subsidiary or Affiliate of the Failed Bank, or the directors, officers, employees or agents as such of such Subsidiary or Affiliate;

(v)  claims based on any malfeasance, misfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business of the Failed Bank, if any;

(vi)  claims based on any failure or alleged failure (not in violation of law) by the Assuming Institution to continue to perform any service or activity previously performed by the Failed Bank which the Assuming Institution is not required to perform pursuant to this Agreement or which arise under any contract to which the Failed Bank was a party which the Assuming Institution elected not to assume in accordance with this

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Agreement and which neither the Assuming Institution nor any Subsidiary or Affiliate of the Assuming Institution has assumed subsequent to the execution hereof;

(vii)  claims arising from any action or inaction of any Indemnitee, including for purposes of this Section 12.1(a)(vii) the former officers or employees of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank that is taken upon the specific written direction of the Corporation or the Receiver, other than any action or inaction taken in a manner constituting bad faith, gross negligence or willful misconduct; and

(viii)  claims based on the rights of any depositor of the Failed Bank whose deposit has been accorded "withheld payment" status and/or returned to the Receiver or Corporation in accordance with Section 9.5 and/or has become an "unclaimed deposit" or has been returned to the. Corporation or the Receiver in accordance with Section 2.3;

(b)  provided that with respect to this Agreement, except for Section 12.1(a)(vii) and (viii), no indemnification will be provided under this Agreement for any:

(i)  judgment or fine against, or any amount paid in settlement (without the written approval of the Receiver) by, any Indemnitee in connection with any action that seeks damages against any Indemnitee (a "Counterclaim") arising with respect to any Acquired Asset and based on any action or inaction of either the Failed Bank, its directors, officers, employees or agents as such prior to the Bank Closing Date, unless any such judgment, fine or amount paid in settlement exceeds the greater of (A). the. Repurchase Price of such Acquired Asset, or (B) the monetary recovery sought on such Acquired Asset by the Assuming Institution in the cause of action from which the Counterclaim arises; and in such event the Receiver will provide indemnification only in the amount of such excess; and no indemnification will be provided for any costs or expenses other than any costs or expenses (including attorneys' fees) which, in the determination of the Receiver, have been actually and reasonably incurred by such Indemnitee in connection with the defense of any such Counterclaim; and it is expressly agreed that the Receiver. reserves the right to intervene, in its discretion, on its behalf and/or on behalf of the Receiver, in the defense of any such Counterclaim;

(ii)  claims with respect to any liability or obligation of the Failed Bank that is expressly assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;

(iii)  claims with respect to any liability of the Failed Bank to any present or former employee as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank, which liability is expressly assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;

(iv)  claims based on the failure of any Indemnitee to seek recovery of damages from the Receiver for any claims based upon any action or inaction of the Failed

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Bank, its directors, officers, employees or agents as fiduciary, agent or custodian prior to the Bank Closing Date;

(v)  claims based on any violation or alleged violation by any Indemnitee of the antitrust, branching, banking or bank holding company or securities laws of the United States of America or any State thereof;

(vi)  claims based on the rights of any present or former creditor, customer, or supplier as such of the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;

(vii)  claims based on the rights of any present or former shareholder as such of the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution regardless of whether any such present or former shareholder is also a present or former shareholder of the Failed Bank;

(viii)  claims, if the Receiver determines that the effect of providing such indemnification would be to (A) expand or alter the provisions of any warranty or disclaimer thereof provided in Section 3.3 or any other provision of this Agreement, or (B) create any warranty not expressly provided under this Agreement;

(ix)  claims which could have been enforced against any Indemnitee had the Assuming Institution not entered into this Agreement;

(x)  claims based on any liability for taxes or fees assessed with respect to the consummation of the transactions contemplated by this Agreement, including without limitation any subsequent transfer of any Acquired Assets or Liabilities Assumed to any Subsidiary or Affiliate of the Assuming Institution;

(xi)  except as expressly provided in this Article XII, claims based on any action or inaction of any Indemnitee, and nothing in this Agreement shall be construed to provide indemnification for (i) the Failed Bank, (ii) any Subsidiary or Affiliate of the Failed Bank, or (iii) any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates; provided that the Receiver, in its sole and absolute discretion, may provide indemnification hereunder for any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates who is also or becomes a director, officer, employee or agent of the Assuming Institution or its Subsidiaries or Affiliates;

(xii)  claims or actions which constitute a breach by the Assuming Institution of the representations and warranties contained in Article XI;

(xiii)  claims arising out of or relating to the condition of or generated by an Acquired Asset arising from or relating to the presence, storage or release of any hazardous. or toxic substance, or any pollutant or contaminant, or condition of such Acquired Asset which violate any applicable Federal, State or local law or regulation concerning environmental protection; and

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(xiv)  claims based on, related to or arising from any asset, including a loan, acquired or liability assumed by the Assuming Institution, other than pursuant to this Agreement.

12.2.  Conditions Precedent to. Indemnification. It shall be a condition precedent to the obligation of the Receiver to indemnify any Person pursuant to this Article XII that such Person shall, with respect to any claim made or threatened against such Person for which such Person is or may be entitled to indemnification hereunder:

(a)  give written notice to the Regional Counsel (Litigation Branch) of the Corporation in the manner and at the address provided in Section 13.6 of such claim as soon as practicable after such claim is made or threatened; provided that notice must be given on or before the date which is six (6) years from the date of this Agreement;

(b)  provide to the Receiver such information and cooperation with respect to such claim as the Receiver may reasonably require;

(c)  cooperate and take all steps, as the Receiver may reasonably require, to preserve and protect any defense to such claim;

(d)  in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Receiver the right, which the Receiver may exercise in its sole and absolute discretion, to conduct the investigation, control the defense and effect settlement of such claim, including without limitation the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of any such claim, all of which shall be at the expense of the Receiver; provided that the Receiver shalt have notified the Person claiming indemnification in writing that such claim is a claim with respect to which such Person is entitled to indemnification under this Article XII;

(e)  not incur any costs or expenses in connection with any response or suit with respect to such claim, unless such costs or expenses were incurred upon the written direction of the Receiver; provided that the Receiver shall not be obligated to reimburse the amount of any such costs or expenses unless such costs or expenses were incurred upon the written direction of the Receiver;

(f)  not release or settle such claim or make any payment or admission with respect thereto, unless the Receiver consents thereto; provided that the Receiver shall not be obligated to reimburse the amount of any such settlement or payment unless such settlement or payment was effected upon the written direction of the Receiver; and

(g)  take such reasonable action as the Receiver may request in writing as necessary to preserve, protect or enforce the rights of the Indemnitee against any Primary Indemnitor.

12.3.  No Additional. Warranty.  Nothing in this Article XII shall be construed or deemed to (a) expand or otherwise alter any warranty or disclaimer thereof provided under Section 3.3 or any other provision of this Agreement with respect to, among other matters, the title, value, collectability, genuineness, enforceability, documentation, condition or freedom from liens or encumbrances, of any (i) Acquired Asset, or (ii) asset of the Failed Bank purchased by

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the Assuming. Institution subsequent to the execution of this Agreement by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution, or (b) create any warranty not expressly provided under this Agreement with respect thereto.

12.4. Indemnification of Receiver and Corporation. From and after the Bank Closing Date, the Assuming Institution agrees to indemnify and hold harmless the Corporation and the Receiver and their respective directors, officers, employees and agents from and against any and all costs, losses, liabilities, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any of the following:

(a)  claims based on any and all liabilities or obligations of the Failed Bank assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution, whether or not any such liabilities subsequently are sold and/or transferred, other than any claim based upon any action or inaction of any Indemnitee as provided in Section 12.1(a)(vii) or (viii);

(b)  claims based on any act or omission of any Indemnitee (including but not limited to claims of any Person claiming any right or title by or through the Assuming Institution with respect to Acquired Assets transferred to the Receiver pursuant to Section 3.4 or Section 3.6), other than any action or inaction of any Indemnitee as provided in (vii). or (viii) of Section 12.1(a); and

(c)  claims based on any failure of the Assuming Institution to comply with any provision of Article VI.

12.5.  Obligations Supplemental, The obligations of the Receiver, and the Corporation as guarantor in accordance with Section 12.7, to provide indemnification under this Article XII are to supplement any amount payable by any Primary Indemnitor to the Person indemnified under this Article. XII.  Consistent with that intent, the Receiver agrees only to make payments pursuant to such indemnification to the extent not payable by a Primary Indemnitor.  If the aggregate amount of payments by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, and all Primary Indemnitors with respect to any item of indemnification under this Article XII exceeds the amount payable with respect to such item, such Person being indemnified shall notify the Receiver thereof and, upon the request of the Receiver, shall promptly pay to the Receiver, or the Corporation as appropriate, the amount of the Receiver's (or Corporation's) payments to the extent of such excess.

12.6. Criminal Claims. Notwithstanding any provision of this Article XII to the contrary, in the event that any Person being indemnified under this Article XII shall become involved in any criminal action, suit or proceeding, whether judicial, administrative or investigative, the Receiver shall have no obligation hereunder to indemnify such Person for liability with respect to any criminal act or to the extent any costs or expenses are attributable to the defense against the allegation of any criminal act, unless (a) the Person is successful on the merits or otherwise in the defense against any such action, suit or proceeding, or (b) such action, suit or proceeding is terminated without the imposition of liability on such Person.

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12.7.  Limited Guaranty of the Corporation. The Corporation hereby guarantees performance of the Receiver's obligation to indemnify the Assuming Institution as set forth in this Article XII. It is a condition to the Corporation's obligation hereunder that the Assuming Institution shall comply in all respects with the applicable provisions of this Article XII. The Corporation shall be liable hereunder only for such amounts, if any, as the Receiver is obligated to pay under the terms of this Article XII but shall fail to pay. Except as otherwise provided above in this Section 12.7, nothing in this Article XII is intended or shall be construed to create any liability or obligation on the part of the Corporation, the United States of America or any department or agency thereof under or with respect to this Article XII, or any provision hereof, it being the intention of the parties hereto that the obligations undertaken by the Receiver under this Article XII are the sole and exclusive responsibility of the Receiver and no other Person or entity.

12.8.  Subrogation.  Upon payment by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, to any Indemnitee for any claims indemnified by the Receiver under this Article XII, the Receiver, or the Corporation as appropriate, shall become subrogated to all rights of the Indemnitee against any other Person to the extent of such payment.

ARTICLE XIII.  MISCELLANEOUS.

13.1.  Costs, Fees, and. Expenses.  All fees, costs and expenses incurred by a party in connection with this Agreement (including the performance of any obligations or the exercise of any rights hereunder) shall be borne by such party unless expressly otherwise provided; provided that the Assuming Institution shall pay all fees, costs and expenses (other than attorneys' fees incurred by the Receiver) incurred in connection with the transfer to it of any Acquired Assets or Liabilities Assumed hereunder or in accordance herewith. Further, the Assuming Institution shall be responsible for the payment of MFRS routine transaction charges.

13.2.  WAIVER OF JURY TRIAL.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

13.3.  Consent; Determination or Discretion.  When the consent or approval of a party is required under this Agreement, such consent or approval shall be obtained in writing and unless expressly otherwise provided, shall not be unreasonably withheld or delayed. When a determination or decision is to be made by a party under this Agreement, that party shall make such determination or decision in its reasonable discretion unless expressly otherwise provided.

13.4.  Rights Cumulative.  Except as expressly otherwise provided herein, the rights of each of the parties under this Agreement are cumulative, may be exercised as often as any party considers appropriate and are in addition to each such party's rights under this Agreement, any of the agreements related thereto or under applicable law. Any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right, unless expressly otherwise provided.

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13.5.  References. References in this Agreement to Recitals, Articles, Sections, Schedules and Exhibits are to Recitals, Articles, Sections, Schedules and Exhibits of this Agreement, respectively.  References to parties are to the parties to this Agreement.  Unless expressly otherwise provided, references to days and months are to calendar days and months respectively. In any case where a notice or other action is due on a day which is not a Business Day, such notice or other action may be delayed until the next-succeeding Business Day. Article and Section headings are for convenient reference and shall not affect the meaning of this Agreement. References to the singular shall include the plural, as the context may require, and vice versa.

13.6.  Notice.

(a)  Form of Notices. All notices shall be given in writing and provided in accordance with the provisions of this Section 13.6, unless expressly otherwise provided.

(b)  Notice to the Receiver or the. Corporation. With respect to a notice under this Agreement:

Federal. Deposit Insurance Corporation 1601 Bryan Street
Dallas, Texas 75201
Attention: Settlement Agent

In addition, with respect to notices under Section 4.6, with a copy to:

___________________________________

In addition, with respect to notice under Article XII:

Regional. Counsel (Litigation Branch)
1601 Bryan Street
Dallas, TX . 75201
In addition, with respect to communications under Exhibit 4.13, a copy. to:
Attention:.. Interim Servicing Manager,
____________________________________

(c)           Notice to. Assuming Institution. With respect to a notice under this Agreement:

Great Southern Bank
218 South. Glenstone
Springfield, Missouri 65802
Attention: Joseph W. Turner, President, CEO

with a copy to: Bryan S. Tiede, Director of Risk Management

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13.7.  Entire Agreement.  This Agreement, including the Schedules and Exhibits hereto and thereto, embody the entire agreement of the parties hereto in relation to the subject matter herein and supersede all prior understandings or agreements, oral or written, between the parties.

13.8.  Counterparts.  This Agreement may be executed in any number of counterparts and by the duly authorized representative of a different party hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same. Agreement.

13.9.  GOVERNING. LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED. STATES OF AMERICA, AND IN THE ABSENCE OF CONTROLLING FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MAIN OFFICE OF THE FAILED BANK IS LOCATED.

13.10.  Successors and Assigns.

(a)  Binding on Successors and Assigns; Assignment. All terms and conditions of this Agreement shall be binding on the successors and assigns of the Receiver, the Corporation and the Assuming Institution. The Receiver may assign or otherwise transfer this Agreement and the rights and obligations of the Receiver hereunder (in whole or in part) to the Corporation in its corporate capacity without the consent of Assuming Institution. Notwithstanding anything to the contrary contained in this Agreement, the Assuming Institution may not assign or otherwise transfer this Agreement or any of the Assuming Institution's rights or obligations hereunder (in whole or in part) without the prior written consent of the Receiver, which consent may be granted or withheld by the Receiver in its sole and absolute discretion.

(b)  No Third Party Beneficiaries. Except as provided in Sections 4.14 and 6.6, nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the Receiver, the Corporation and the Assuming Institution any legal or equitable right, remedy or claim under or with respect to this Agreement or any provisions contained herein, it being the intention of the parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of the Receiver, the Corporation and the Assuming Institution and for the benefit of no other Person.

13.11.  Modification.  No amendment or other modification,. rescission or release of any part of this Agreement, shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of the parties.

13.12. Manner of Payment. All payments due under this Agreement shall be in lawful money of the United States of America in immediately available funds as each party hereto may specify to the other parties; provided that in the event the Receiver or the Corporation is obligated to make any payment hereunder in the amount of $25,000.00 or less, such payment may be made by check.

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13.13. Waiver. Each of the Receiver, the Corporation and the Assuming Institution may waive its respective rights, powers or privileges under this Agreement, provided that such waiver shall be in writing; and further provided that no failure or delay on the part of the Receiver, the Corporation or the Assuming Institution to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by the Receiver, the Corporation or the Assuming Institution under this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

13.14. Severability. If any provision of this Agreement is declared invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

13.15. Term of Agreement. This Agreement shall continue in full force and effect until the sixth (6th) anniversary of the Bank Closing Date; provided that the provisions of Sections 6.3. and 6.4 shall survive the expiration of the term of this Agreement; and provided further that the receivership of the Failed Bank may be terminated prior to the expiration of the term of this Agreement, and in such event, the guaranty of the Corporation, as provided in and in accordance with the provisions of Section 12.7, shall be in effect for the remainder of the term of this Agreement. Expiration of the term of this Agreement shall not affect any claim or liability of any party with respect to any (a) amount which is owing at the time of such expiration, regardless of when such amount becomes payable, and (b) breach of this Agreement occurring prior to such expiration, regardless of when such breach is discovered.

13.16. Survival of Covenants, Etc. The covenants, representations, and warranties in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF VALLEY BANK MOLINE, ILLINOIS

	BY:	/s/ MICHAEL W. LAMB
MICHAEL W. LAMB RECEIVER-IN-CHARGE

Attest:

FEDERAL DEPOSIT INSURANCE CORPORATION

	BY:	/s/ MICHAEL W. LAMB
MICHAEL W. LAMB RECEIVER-IN-CHARGE

Attest:

GREAT SOUTHERN BANK REEDS SPRING, MISSOURI

	BY:	/s/ JOSEPH W. TURNER
JOSEPH W. TURNER PRESIDENT, CEO

Attest:

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SCHEDULE 2.1(a)

EXCLUDED DEPOSIT LIABILITY ACCOUNTS

Accounts Excluded from P&A Transaction

Valley Bank

Moline, Illinois

Valley Bank, Moline, Illinois did not have any deposits associated with the Depository Organization (DO) Cede & Co as Nominee for DTC as of April 14, 2014. DO accounts do not pass to the Assuming Bank and are excluded from the transaction as described in section 2.1 of the P&A Agreement. This schedule will be updated post closing with data as of Bank Closing date.

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SCHEDULE 3.1(h)

ACQUIRED SUBSIDIARIES

NONE

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SCHEDULE 3.1(n)

ACQUIRED ASSETS IN OPTIONAL LOAN POOLS.

Pool	Account Number	Current Balance	* Loans
100			1
100			2
100			3
100			4
100			5
100			6
100			7
100			8
100.			9
100			10
100			11
100			12
100			13
100			14
100			15
100			16
100			17
100			18
100			19 ,-
100			20

		$680,749.90

Pool	Account Number	Current Balance	* Loans
200			1
200.			2
200			3
200			4
200.			5
200.			6
200.			7
200			8
200			9
200			10
200			11
200			12
200.			13.
200			14

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Pool	Account Number	Current Balance	* Loans
200			15
200			16
200			17
200			18
200			19
200			20
200			21
200			22
200.			23
200			24
200			25
200			26
200			27
200			28
200			29
200			30
200			31
200			32
200			33 ,-
200			34

200			35
200.			36
200			37
200			38
200.			39
200.			40
200.			41
200			42
200			43
200			44
200			45
200			46
200.			47
200			48
200			49
200			50
200			51
200			52
200			53
200			54
200			55

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Pool	Account Number	Current Balance	* Loans
200			56
200			57
200			58
200			59
200			60
200			61
200			62
200			63
200.			64
200			65
200			66
200			67
200			68
200			69
200			70
200			71
200			72
200			73
200			74 ,-
200			75

200			76
200.			77
200			78
200			79
200.			80
200.			81
200.			82
200			83
200			84
200			85
200			86
200			87
200.			88
200			89
200			90
200			91
200			92
200			93
200			94
200			96
200			96

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Pool	Account Number	Current Balance	* Loans
200			97
200			98
200			99
200			100
200			101
200			102
200			103
200			104
200.			105
200			106
200			107
200			108
200			109
200			110
200			111
200			112
200			113
200			114
200			115 ,-
200			116

200			117
200.			118
200			119
200			120
200.			121
200.			122
200.			123
200			124
200			125
200			126
200			127
200			128
200.			129
200			130
200			131
200			132
200			133
200			134
200			135
200			136
200			137

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Pool	Account Number	Current Balance	* Loans
200			138
200			139
200			140
200			141
200			142
200			143
200			144
200			145
200.			146
200			147
200			148
200			149
200			150
200			151
200			152
200			153
200			154
200			155
200			157
200			158
200			159
200			160
200			161
200.			162
200			163
200			164
200.			165
200.			166
200.			167
200			168
200			169
200			170
200			171
200			172
200.			173
200			174
200			175
200			176
200			177
200			178

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Pool	Account Number	Current Balance	* Loans
200			179
200			180
200			181
200			182
200			183
200			184
200			185
200			186
200.			187
200			188
200			189
200			190
200			191
200			192
200			193
200			194
200			195
200			196
200			197
200			198
200			199
200			200
200			201
200.			202
200			203
200			204
200.			205
200.			206
200.			207
200			208
200			209
200			210
200			211
200			212
200.			213
200			214
200			215
200			216
200			217
200			218
200			219

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Pool	Account Number	Current Balance	* Loans
200			220
200			221
200			222
200			223
200			224
200			225
200			226
200			227
200.			228
200			229
200			230
200			231
200			232
200			233
200			234
200			235
200			236
200			237
200			238
200			239
200			240
200			241
200			242
200.			243
200			244
200			245
200.			246
200.			247
200.			248
200			249
200			250
200			252
200			252
200			253
200.			254
200			255
200			256
200			257
200			258
200			259
200			260

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Pool	Account Number	Current Balance	* Loans
200			261
200			262
200			263
200			264
200			265
200			266
200			267
200			268
200.			269
200			270
200			271
200			272
200			273
200			274
200			275
200			276
200			277
200			278
200			279
200			280
200			281
200			282
200			283
200.			284
200			285
200			286
200.			287
200.			288
200.			289
200			290
200			291
200			292
200			293
200			294
200.			295
200			296
200			297
200			298
200			299
200			300
200			301

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Pool	Account Number	Current Balance	* Loans
200			302
200			303
200			304
200			305
200			306
200			307
200			308
200			309
200.			310
200			311
200			312
200			313
200			314
200			315
200			316
200			317
200			318
200			319
200			320
200			321
200			322
200			323
200			324
200.			325
200			326
200			327
200.			328
200.			329
200.			330
200			331
200			332
200			333
200			334
200			335
200.			336
200			337
200			338
200			339
200			340
200			341
200			342

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Pool	Account Number	Current Balance	* Loans
200			343
200			344
200			345
200			346
200			347
200			348
200			349
200			350
200.			351
200			352
200			353
200			354
200			355
200			356
200			357
200			358
200			359
200			360
200			361
200			362
200			363
200			364
200			365
200.			366
200			367
200			368
200.			369
200.			370
200.			371
200			372
200			373
200			374
200			375
200			376
200.			377
200			378
200			379
200			380
200			381
200			382
200			383

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
200			384
200			385
200			386
200			387
200			388
200			389
200			390
200			391
200.			392
200			393
200			394
200			395
200			396
200			397
200			398
200			399
200			400
200			401
200			402
200			403
200			404
200			405
200			406
200.			407
200			408
200			409
200.			410
200.			411
200.			412
200			413
200			414
200			415
200			416
200			417
200.			418
200			419
200			420
200			421
200			422
200			423
200			424

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
200			425
200			426
200			427
200			428
200			429
200			430
200			431
200			432
200.			433
200			434
200			435
200			436
200			437
200			438
200			439
200			440
200			441
200			442
200			443
200			444
200			445
200			446
200			447
200.			448
200			449
200			450
200.			451
200.			452
200.			453
200			454
200			455
200			456
200			457
200			458
200.			459
200			460
200			461
200			462
200			463
200			464
200			465

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
200			466
200			467
200			468
200			469
200			470
200			471
200			472
200			473
200.			474
200			475
200			476
200			477
200			478
200			479
200			480
200			481
200			482
200			483
200			484
200			485
200			486
200			487
200			488
200.			489
200			490
200			491
200.			492
200.			493
200.			494
200			495
200			496
200			497
200			498
200			499
200.			500
200			501
200			502
200			503
200			504
200			505
200			506

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
200			507
200			508
200			509
200			510
200			511
200			512
200			513
200			514
200.			515
200			516
200			517
200			518
200			519
200			520
200			521
200			522
200			523
200			524
200			525
200			526
200			527
200			528
200			529
200.			530
200			531
200			532
200.			533
200.			534
200.			535
200			536
200			537
200			538
200			539
200			540
200.			541
200			542
200			543
200			544
200			545
200			546
200			547

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
200			548
200			549
200			550
200			551
200			552
200			553
200			554
200			555
200.			556
200			557
200			558
200			559
200			560
200			561
200			562
200			563
200			564
200			565
200			566
200			567
200			568
200			569
200			570
200.			571
200			572
200			573
200.			574
200.			575
200.			576
200			577
200			578
200			579
200			580
200			581
200.			582
200			583
200			584
200			585
200			586
200			587
200			588

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
200			589
200			590
200			591
200			592
200			593
200			594
200			595
200			596
200.			597
200			598
200			599
200			600
200			601
200			602
200			603
200			604
200			605
200			606
200			607
200			608
200			609
200			610
200			611
200.			612
200			613
200			614
200.			615
200.			616
200.			617
200			618
200			619
200			620
200			621
200			622
200.			623
200			624
200			625
200			626
200			627
200			628
200			629

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
200			630
200			631
200			632
200			633
200			634
200			635
200			636
200			637
200.			638
200			639
200			640
200			641
200			642
200			643
200			644
200			645
200			646
200			647
200			648
200			649
200			650
200			651
200			652
200.			653
200			654
200			655
200.			656
200.			657
200.			658
200			659
200			660
200			661
200			662
200			663
200.			664
200			665
200			666
200			667
200			668
200			669
200			670

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
200			671
200			672
200			673
200			674
200			675
200			676
200			677
200			678
200.			679
200			680
200			681
200			682
200			683
200			684
200			685
200			686
200			687
200			688
200			689
200			690
200			691
200			692
200			693
200.			694
200			695
200			696
200.			697
200.			698
200.			699
200			700
200			701
200			702
200			703
200			704
200.			705
200			706
200			707
200			708
200			709
200			710
200			711

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
200			712
200			713
200			714
200			715
200			716
200			717
200			718
200			719
		$53,081,234.24

Pool	Account Number	Current Balance	* Loans
300			1
300			2
300			3
300			4
300			5
300			6
300			7
300			8
300			9
300			10
300			11
300			12
300			13
300			14
300.			15
300			16
300			17
300.			18
300.			19
300.			20
300			21
300			22
300			23
300			24
300			25
300.			26
300			27
300			28
300			29
300			30

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
300			31
300			32
300			33
300			34
300			35
300			36
300			37
300			38
300.			39
300			40
300			41
300			42
300			43
300			44
300			45
300			46
300			47
300			48
300			49
300			50
300			51
300			52
300			53
300.			54
300			55
300			56
300.			57
		$7,665,371.49

Pool	Account Number	Current Balance	* Loans
400			1
400			2
400			3
400			4
400			5
400.			6
400			7
400			8
400			9
400			10
400			11

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
400			12
400			13
400			14
400			15
400			16
400			17
400			18
400			19
400.			20
400			21
400			22
400			23
400			24
400			25
400			26
400			27
400			28
400			29
400			30
400			31
400			32
400			33
400			34
400.			35
400			36
400			37
400.			38
400.			39
400.			40
400			41
400			42
400			43
400			44
400			45
400.			46
400			47
400			48
400			49
400			50
400			51
400			52

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
400			53
400			54
400			55
400			56
400			57
400			58
400			59
400			60
400.			61
400			62
400			63
400			64
400			65
400			66
400			67
400			68
400			69
400			70
400			71
400			72
400			73
400			74
400			75
400.			76
400			77
400			78
400.			79
400.			80
400.			81
400			82
400			83
400			84
400			85
400			86
400.			87
400			88
400			89
400			90
400			91
400			92
400			93

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
400			94
400			95
400			96
400			97
400			98
400			99
400			100
400			101
400.			102
400			103
400			104
400			105
400			106
400			107
400			108
400			109
400			110
400			111
400			112
400			113
400			114
400			115
400			116
400.			117
400			118
400			119
400.			120
400.			121
400.			122
400			123
400			124
400			125
400			126
400			127
400.			128
400			129
400			130
400			131
400			132
400			133
400			134

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
400			135
400			136
400			137
400			138
400			139
400			140
400			141
400			142
400.			143
400			144
400			145
400			146
400			147
400			148
400			149
400			150
400			151
400			152
400			153
400			154
400			155
400			156
400			157
400.			158
400			159
400			160
400.			161
400.			162
400.			163
400			164
		$64,403,065.37

Pool	Account Number	Current Balance	* Loans
410			1
410			2
410.			3
410			4
410			5
410			6
410			7
410			8

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

		$5,612,088.57

Pool	Account Number	Current Balance	* Loans
500			1
500			2
500			3
500			4
500			5
500			6
500			7
500			8
500.			9
500			10
500			11
500			12
500			13
500			14
500			15
500			16
500			17
500			18
500			19

500			20
500.			21
500			22
500			23
500.			24
500.			25
500.			26
500			27
500			28
500			29
500			30
500			31
500.			32
500			33
500			34
500			35
500			36
500			37
500			38

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

500			39
500			40
500			41
500			42
500			43
500			44
500			45
500			46
500			47
500			48
		$28,749,152.46

Pool	Account Number	Current Balance	* Loans
600			1
600			2
600			3
600			4
600			5
600			6
600			7
600			8
600			9
600			10
600			11
600			12
600			13
600			14
600			15
600			16
600			17
600			18
600			19
600			20
600			21
600			22
		$2,325,752.58

Pool	Account Number	Current Balance	* Loans
700			1
700			2
700			3

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
700			4
700			5
700			6
700			7
700			8
700			9
700			10
700			11
700.			12
700			13
700			14
700			15
700			16
700			17
700			18
700			19
700			20
700			21
700			22
700			23
700			24
700			25
700			26
700.			27
700			28
700			29
700.			30
700.			31
700.			32
700			33
700			34
700			35
700			36
700			37
700.			38
700			39
700			40
700			41
700			42
700			43
700			44

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
700			45
700			46
700			47
700			48
700			49
700			50
700			51
700			52
700			53
700			54
700			55
700			56
700			57
700			58
700			59
700			60
700			61
700			62
700			63
700			64
700			65
700			66
700			67
700			68
700			69
700			70
700			71
700			72
700			73
700			74
700			75
700			76
700			77
700			78
700			79
700			80
700			81
700			82
700			83
700			84
700			85

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
700			86
700			87
700			88
700			89
700			90
700			91
700			92
700			93
700			94
700			95
700			96
700			97
700			98
700			99
700			100
700			101
700			102
700			103
700			104
700			105
700			106
700			107
700			108
700			109
700			110
700			111
700			112
700			113
700			114
700			115
700			116
700			117
700			118
700			119
700			120
700			121
700			122
700			123
700			124
700			125
700			126

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
700			127
700			128
700			129
700			130
700			131
700			132
700			133
700			134
700			135
700			136
700			137
700			138
700			139
700			140
700			141
700			142
700			143
700			144
700			145
700			146
700			147
700			148
700			149
700			150
700			151
700			152
700			153
700			154
700			155
700			156
700			157
700			158
700			159
700			160
700			161
700			162
700			163
700			164
700			165
700			166
700			167

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
700			168
700			169
700			170
700			171
700			172
700			173
700			174
700			175
700			176
700			177
700			178
700			179
700			180
700			181
700			182
700			183
700			184
700			185
700			186
700			187
700			188
700			189
700			190
700			191
700			192
700			193
700			194
700			195
700			196
700			197
700			198
700			199
700			200
700			201
700			202
700			203
700			204
700			205
700			206
700			207
700			208

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
700			209
700			210
700			211
700			212
700			213
700			214
700			215
700			216
700			217
700			218
700			219
700			220
700			221
700			222
700			223
700			224
700			225
700			226
700			227
700			228
700			229
700			230
700			231
700			232
700			233
700			234
700			235
700			236
700			237
700			238
700			239
700			240
700			241
700			242
700			243
700			244
700			245
700			246
700			247
700			248
700			249

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
700			250
700			251
700			252
700		$44,574,888.38
700
Pool	Account Number	Current Balance	* Loans
800			1
800			2
800			3
800			4
800			5
800			6
800			7
800			8
800			9
800			10
800			11
800			12
800			13
800			14
800			15
800			16
800			17
800			18
800			19
800			20
800			21
800			22
800			23
800			24
800			25
800			26
800			27
800			28
800			29
800			30
800			31
800			32
800			33
800			34
800			35

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
800			36
800			37
800			38
800			39
800			40
800			41
800			42
800			43
800			44
800			45
800			46
800			47
800			48
800			49
800			50
800			51
800			52
800			53
800			54
800			55
800			56
800			57
800			58
800			59
800			60
800			61
800			62
800			63
800			64
800			65
800			66
800			67
800			68
800			69
800			70
800			71
800			72
800			73
800			74
800			75
800			76

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
800			77
800			78
800			79
800			80
800			81
800			82
800			83
800			84
800			85
800			86
800			87
800			88
800			89
800			90
800			91
800			92
800			93
800			94
800			95
800			96
800			97
800			98
800			99
800			100
800			101
800			102
800			103
800			104
800			105
800			106
800			107
800			108
800			109
800			110
800			111
800			112
800			113
800			114
800			115
800			116
800			117

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
800			118
800			119
800			120
800			121
800			122
800			123
800			124
800			125
800			126
800			127
800			128
800			129
800			130
800			131
800			132
800			133
800			134
800			135
800			136
800			137
800			138
800			139
800			140
800			141
800			142
800			143
800			144
800			145
800			146
800			147
800			148
800			149
800			150
800			151
800			152
800			153
800			154
800			155
800			156
800			157
800			158

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Pool	Account Number	Current Balance	* Loans
800			159
800			160
800			161
800			162
800			163
800			164
800			165
800			166
800			167
800			168
800			169
800			170
800			171
800			172
800			173
800			174
800			175
800			176
800			177
800			178
800			179
800			180
800			181
800			182
800			183
800			184
800			185
800			186
800			187
800			188
800			189
800			190
800			191
800			192
		$4,906,023.18

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

SCHEDULE 3.1(o)

OTHER REAL ESTATE

NONE

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

SCHEDULE 3.2

PURCHASE PRICE OF ACQUIRED ASSETS

(a)	cash and receivables from depository institutions, including cash items in the process of collection, plus interest thereon:	Book Value

(b)	securities (exclusive of the capital stock of Acquired Subsidiaries and FHLB stock), plus interest thereon:	As provided in Section 3.2(b)

(c)	federal funds sold and repurchase agreements, if any, including interest thereon:	Book Value

(d)	Loans, other than those in Optional Loan Pools:	Book Value

(e)	credit card business:	Book Value

(f)	safe deposit business, safekeeping business and trust business, if any:	Book Value

(g)	Failed Bank Records and other documents:	Book Value

(h)	Other Real Estate and Loans in Optional Loan Pools:	As set forth on the Bid Form

(i)	all repossessed collateral, such as boats, motor vehicles, aircraft, trailers, and fire arms	Book Value

(j)	capital stock of any Acquired Subsidiaries (subject to Section 3.2(b), and FHLB stock:	Book Value

(k)	amounts owed to the. Failed Bank by any Acquired Subsidiaries:	Book Value.

(1)	assets securing. Deposits of public money, to the extent not otherwise purchased hereunder:	Book Value

(m)	overdrafts of customers:	Book Value

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

(n)	rights, if any, with respect to Qualified Financial Contracts:	As provided in Section 3.2(c)

(o)	rights of the Failed Bank to have loan servicing provided to the Failed Bank by others and related contracts:	Book Value

(p)	Personal Computers and Owned Data Management Equipment:	Fair. Market Value

(q)	Safe Deposit Boxes	Fair Market Value

Assets subject to an option to purchase:

(a)	Bank Premises with a fixed price:	As set forth in the Bid Form

	All other Bank Premises	Fair Market Value

(b)	Furniture and Equipment:	Fair Market Value

(c)	Fixtures:	Fair Market Value

(d)	Other Equipment:	Fair Market Value

(e)	Specialty Assets	Fair Market Value

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

SCHEDULE 3.5(l)

EXCLUDED SECURITIES

CUSIP	ASSET NAME/DESCRIPTION	ORIGINAL FACE/PAB	CURRENT PAR VALUE	3/31/2014 BOOK VALUE

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

CUSIP	ASSET NAME/DESCRIPTION	ORIGINAL FACE/PAB	CURRENT PAR VALUE	3/31/2014 BOOK VALUE

	Total Excluded			$34,960,582.00

This schedule will be updated post closing with data as of Bank Closing date.

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

SCHEDULE 3.5(u)

EXCLUDED ASSETS AND LIABILITIES.

To the extent not otherwise excluded under, and notwithstanding the language of Section 3.1. of the Purchase and Assumption Agreement, the following assets are excluded:.

1.
Prepaid expenses and cash collateral on deposit with the following counterparties: FHKMC Cash. Collateral referenced in GL Acct# __________, Advance Payments for Taxes and Insurance referenced in GL. Acct# __________ and Mortgage. Appraisals referenced in GL Acct# __________;

2.	Any and all assets referenced in GL Acct# __________, Other Assets;

3.
Any investments in. Subsidiaries including but not limited the investment in ________________ referenced in GL Acct# __________ and investment in ____________________ referenced in GL Acct# __________;

4	Receivable from Secondary MKT referenced in GL Acct# __________ and the Mortgage Receivable referenced in GL Acct# __________;

5.	The "Core Deposit Intangible _____________ in GL Acct# __________;

6.	Any membership and/or activity-based stock of any FHLB owned by the Failed Bank:

To the extent not otherwise excluded under, and notwithstanding the language of Section 2.1 of the Purchase and Assumption Agreement, the following liabilities are excluded:

1.
Borrowings, advances and liabilities under repurchase agreements, including all obligations referenced in. GL Acct# __________, Repurchase Agreements, provided however that the Assuming Institution is assuming the obligations under the Master Repurchase Agreement, dated February 28, 2008, with _______________ and the Master Repurchase Agreement, dated as of November 12, 2004 with _________________.

2.	Borrowings, advances and liabilities to any FHLB, including the liabilities referenced in GL Acct# __________, Federal. Home Loan Bank.

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

SCHEDULE 4.1(b)

BANK PREMISES IN UNDERSERVED AREAS

NONE

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

SCHEDULE 6.3

DATA RETENTION CATALOG

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

SCHEDULE 7

Accounts Excluded from Calculation of Deposit Franchise Bid Premium

Valley Bank

Moline, Illinois
The accounts identified below will pass to the Assuming Institution (unless otherwise noted). When calculating the premium to be paid on. Assumed Deposits in a purchase and assumption transaction, the FDIC will exclude the following categories of deposit accounts:

Category	Description	Amount
I	Non-DO Brokered Deposits	$ 255,136.78
II	CDARS	$0.00
III.	Market Place Deposits	$87,391,475.30
	Total deposits excluded from calculation of premium as of 3/14/14	$87,646,612.08

Category Description

I. Brokered Deposits

Brokered deposit accounts are accounts for which the "depositor of record" is an agent, nominee or custodian who deposits funds for a principal or principals. to whom "pass-through" deposit insurance coverage may be extended. The FDIC separates brokered deposit accounts into two categories: 1) Depository Organization (DO) Brokered Deposits and 2) Non-Depository Organization (Non-DO) Brokered Deposits. This distinction is made by the FDIC to facilitate. our role as Receiver and Insurer. These terms. will not appear on other "brokered deposit". reports generated by Valley Bank.

Non-DO Brokered Deposits pass to the Assuming Institution, but are excluded from Assumed Deposits when the deposit premium is calculated. Please see the attached "Schedule 7 — Non-DO Broker Deposit Detail Report" for a listing of these accounts. This list will be updated post closing with balances as of the Bank Closing Date.

If Valley Bank had any DO Brokered Deposits (Cede & Co as Nominee for DTC), they are excluded from Assumed Deposits in the Purchase and. Assumption Agreement.

IL CDARS.

CDARS deposits pass to the Assuming Institution, but are excluded from Assumed Deposits when the deposit premium is calculated.

Valley Bank did not participate in the CDARS. program as of the date of the deposit download. If CDARS deposits are taken between the date of the deposit download and the Bank Closing Date, they will be identified post closing and made part of Schedule 7 to the Purchase and Assumption Agreement.

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

III. Market Place. Deposits

"Market Place Deposits" is a description given to deposits that may have been solicited via a money desk, internet subscription service (for example, QwickRate® ),. or similar programs.

Valley Bank does have QwickRate® deposits as identified above. The QwickRate® deposits are reported as time deposits in the Call Report. Please see the attached "Schedule 7 QwickRate® Deposit Detail Report" for a listing of these accounts as of April 14, 2014. This list will be updated post closing with balances as of the Bank Closing Date.

This schedule provides account categories and balances as of the date of the deposit download, or as indicated. The deposit franchise bid premium will be calculated using account categories. and balances as of the Bank Closing Date that are reflected in the general ledger or subsystem as described above. The final numbers for Schedule 7. will be provided post closing.

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

SCHEDULE 7 -- Accounts Excluded from Calculation of Deposit Franchise Bid Premium

Non-DO Broker Deposits Valley Bank Cert # 10450

Account Number	Statement Name	Insured Amount	XX Amount	PH Amount

Totals		$0.00	$0.00	$255,136.78

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

Schedule 7 -- QwickRate® Deposit. Detail. Report

Market Place Deposits

Account Number	GL Code	Current Balance	Accrued Interest	FL Type	Interest Rate	Branch

752		87,365,000.00	26,475.30

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

EXHIBIT 2.3A

FINAL LEGAL NOTICE

Claiming Requirements for Deposits

Under 12 U.S.C. 1822(e)

[Date]

[Name of Unclaimed Depositor]
[Address of Unclaimed Depositor]
[Anytown, USA]

Subject:            [XXXXX — Name of Bank
City, State] — In Receivership

Dear [Sir/Madam]:

As you may know, on [Date:. Closing Date], the [Name of Bank ("The Bank")] was closed and the Federal Deposit Insurance. Corporation ("FDIC") transferred [The Bank's] accounts. to [Name of Assuming Institution].

According to federal law under 12 U.S.C. 1822(e), on [Date: eighteen months from the Closing Date], [Name of Assuming Institution] must transfer the funds in your account(s) back to the FDIC if you have not claimed your account(s) with [Name of Assuming Institution]. Based on the records recently supplied to us by [Name of Assuming Institution], your account(s) currently fall into this category.

This letter is your formal Legal Notice that you have until [Date: eighteen months from the. Closing Date], to claim or arrange to continue your account(s) with [Name of Assuming Institution]. There are several ways that you can claim your account(s) at [Name of Assuming Institution]. It is only necessary for you to take any one of the following actions in order for your account(s) at [Name of Assuming Institution] to be deemed claimed. In addition, if you have more than one account, your claim to one account will automatically claim all accounts:

1.
Write to [Name of Assuming Institution] and notify them that you wish to keep your account(s) active. with them... Please be sure to include the name of the account(s), the account number(s), the signature of an authorized signer on the account(s),. name, and address. [Name of Assuming Institution] address is:

[123 Main Street
Anytown, USA]

2.
Execute a new signature card on your account(s), enter into a new deposit agreement with [Name of Assuming Institution], change the ownership on your account(s), or renegotiate the terms of your certificate of deposit account(s) (if any).

3.	Provide [Name of Assuming Institution] with a change of address form.

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

4.	Make a deposit to or withdrawal from your account(s). This includes writing a check on any account or having an automatic direct deposit credited to or an automatic withdrawal debited from an account.

If you do not want to continue your account(s) with [Name of Assuming Institution] for any reason, you can withdraw your funds and close. your account(s). Withdrawing funds from one or more of your account(s) satisfies the federal law. claiming requirement. If you have time deposits, such as certificates of deposit, [Name of Assuming Institution] can advise you how. to withdraw. them without being charged an interest penalty. for early withdrawal.

If you do not claim ownership of your account(s) at [Name of Assuming Institution by Date:. eighteen months from the. Closing Date] federal law requires [Name of Assuming Institution] to return your deposits to the FDIC, which will deliver them as unclaimed property. to the. State indicated in your address in the. Failed Institution's records. If your address is outside of the United States, the. FDIC will deliver the deposits to the State in which the Failed Institution had its main office. 12 U.S.C. §. 1822(e). If the State accepts custody. of your deposits, you will have 10 years from the date of delivery to claim your deposits from the State. After 10 years you will be permanently barred from claiming your deposits. However, if the State refuses to take custody of your deposits, you will be able to claim them from the FDIC until the receivership is terminated. If you have not claimed your insured deposits before the receivership is terminated, and a receivership may be terminated at any time, all of your rights in those deposits will be barred.

If you have any questions or concerns about these items, please contact [Bank Employee] at [Name of Assuming Institution] by phone at [(XXX) XXX-XXXX].

Sincerely,

[Name of Claims. Specialist]
[Title]

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

EXHIBIT 2.3B

AFFIDAVIT OF MAILING

AFFIDAVIT OF MAILING

State of

COUNTY OF

I am employed as a [Title of Office] by the [Name of Assuming Institution].

This will attest that on [Date of mailing], I caused a true and correct copy of the Final Legal Notice, attached hereto, to owners of unclaimed deposits of [Name of Failed Bank], City, State, to be prepared for deposit in the mail of the. United States of America on behalf of the Federal Deposit Insurance Corporation. A list of depositors to whom the notice was mailed is attached. This notice was mailed to the depositor's last address as reflected on the books and records of the [Name of Failed Bank] as of the date of failure.

[Name] [Title of Office] [Name of Assuming Institution]

Subscribed and sworn to before me this _______ day. of [Month, Year].

My commission expires:

[Name], Notary. Public

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

EXHIBIT 3.2(c)

VALUATION OF CERTAIN

QUALIFIED FINANCIAL CONTRACTS

A.           Scope

Interest Rate Contracts - All interest rate swaps, forward rate agreements, interest rate futures, caps, collars and floors, whether purchased or written.

Option Contracts - All put and call option contracts, whether purchased or written, on marketable securities, financial futures, foreign currencies, foreign exchange or foreign exchange futures contracts.

Foreign Exchange Contracts. All contracts for future purchase or sale of foreign currencies, foreign currency or cross currency swap contracts, or foreign exchange futures. contracts.

B.           Exclusions

All financial contracts used to hedge assets and liabilities that are acquired by the Assuming Institution but are not subject to adjustment from Book Value.

C.           Adjustment

The difference between the Book Value and market value as of the Bank Closing Date.

D..           Methodology

1.
The price at which the Assuming Institution sells or disposes of Qualified Financial Contracts will be deemed to be the fair. market value of such contracts, if such sale or disposition occurs at prevailing market rates within a predefined timetable as agreed upon by the Assuming Institution and the Receiver.

2.	In valuing all other Qualified Financial Contracts, the following principles will apply:

(i)	All known cash flows under swaps or forward exchange contracts shall be present valued to the swap zero coupon interest rate curve.
(ii)	All valuations. shall employ. prices and interest rates based on the actual.
frequency of rate reset or payment.

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

(iii)	Each tranche of amortizing contracts shall be separately valued. The total value of such amortizing contract shalt be the sum of the values of its component tranches.

(iv)
For regularly traded contracts, valuations shall be at the midpoint of the bid and ask prices quoted by customary sources (e.g., The Wall Street Journal, Telerate, Reuters or other similar source) or regularly traded exchanges.

(v)
For all other Qualified Financial Contracts where published market quotes are unavailable, the adjusted price shall be the average of the bid and ask price quotes from three (3) securities dealers acceptable to the Receiver and Assuming Institution as of the Bank Closing Date. If quotes from securities dealers cannot be obtained, an appraiser acceptable to the Receiver and the Assuming Institution will perform a valuation based on modeling, correlation analysis, interpolation or other techniques, as appropriate.

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

EXHIBIT 4.13

INTERIM ASSET SERVICING ARRANGEMENT

This Interim Asset Servicing Arrangement is made pursuant to and as of the date of that certain Purchase and Assumption Agreement (the "Purchase and Assumption Agreement") among the Receiver, the Assuming Institution and the Corporation, to which this Arrangement is attached. Capitalized terms used and not otherwise defined in this Exhibit 4.13 shall have the meanings assigned to such terms in the Agreement.

(a)           With respect to each asset or liability designated from time to time by the Receiver to be serviced by the Assuming Institution pursuant to this Interim. Asset Servicing Arrangement (the "Arrangement"), including any assets or liabilities sold or conveyed by the Receiver to any party other than the Assuming Institution (any such party, a "Successor Owner") but with respect to which the Receiver has an obligation to service or provide servicing support (such assets and liabilities, the "Pool Assets"), for certain loans (the "Loans"). during the term of this Arrangement the Assuming Institution shall service or provide servicing support to the Pool Assets as described in this Exhibit 4.13.

If the Assuming Institution is an approved or qualified servicer for any government sponsored entity (each, a "GSE") and if any of the Loans are owned by a GSE, the Assuming Institution shall service or provide servicing support for the. Loans owned by a GSE in accordance with the guidelines promulgated by and its agreements with the applicable GSE. If the Assuming Institution is not an approved or qualified servicer for a GSE or the Loans are not owned by a GSE, then the Assuming Institution shall service or provide servicing support for the Loans in accordance with the following:

(i)           promptly. post and apply. payments. received to the applicable system of record;

(ii)           reverse and return insufficient funds checks;

(iii)           pay (A) participation payments to participants in Loans, as and when received; (B) tax and insurance bills, as they come due, out of any escrow funds maintained for such purposes; and (C) unfunded commitments and protective advances out of any escrow funds created for such purposes;

(iv)           process funding draws under Loans and protective advances in connection with collateral and acquired property, in each case, as and to the extent authorized and funded by the Receiver;

(v)           maintain in use all data processing equipment and systems and other systems of record on which any activity with respect to any Pool Assets are, or prior to the Bank Closing Date, were, recorded, and maintain all historical data on any such systems as of the Bank Closing Date and not, without the express consent of the Receiver (which consent must be

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

sought at least sixty (60) days prior to taking any action), deconvert, remove, transfer or otherwise discontinue use of any of the Failed Bank's systems of record with respect to any Pool Asset;

(vi).           maintain accurate records reflecting (A) payments received by the Assuming Institution, (B) information received by the Assuming Institution concerning changes in the address or identity of any Obligor and (C) other servicing actions taken by the Assuming Institution, including checks returned for insufficient funds;

(vii)           send (A) billing statements to Obligors on Pool Assets (to the extent that such statements were sent by the Failed Bank or as are requested by the Receiver) and (B) notices to. Obligors who are in default on Loans (in the same manner as the Failed Bank or as are requested by the Receiver);

(viii)           employ a sufficient number of qualified employees to provide the services required to be provided by the Assuming Institution pursuant to this Arrangement (with the number and qualifications of such employees to be not less than the number and qualifications of employees employed by the Failed Bank to perform such functions as of the Bank Closing Date);

(ix)           hold in trust any Credit Files and any servicing files in the possession or on the premises of the Assuming Institution for the Receiver or the Successor Owner (as. applicable) and segregate from the other books and records of the Assuming Institution and appropriately mark such Credit Files and servicing files to clearly reflect the ownership interest of the Receiver or the successor owner (as applicable);

(x)           send to the Receiver (indicating closed bank name and number), Attn: Interim Servicing Manager, at the email address provided in Section 116 of the. Purchase and Assumption Agreement, or to such other person at such address as the Receiver may designate, via overnight delivery (A) on a weekly basis, weekly reports, including, without limitation, reports reflecting collections and trial balances, and (B) any other reports, copies or information as may be requested from time to time by the Receiver, including, if requested, copies of (1) checks or other remittances received, (2) insufficient funds checks returned, (3) checks or other remittances for payment to participants or for taxes, insurance, funding advances and protective advances, (4) pay-off requests, and (5) notices to defaulted Obligors;

(xi)           remit on a weekly basis to the Receiver (indicating closed bank name and number), Attn: DRR Cashier Unit, Business Operations Support Branch, in the same manner as provided in paragraph (a)(x), via wire transfer to the account designated by the Receiver, or to such other person at such other address and/or account as the Receiver may designate, all payments received;

(xii)           prepare and timely file all information reports with appropriate tax. authorities, and, if requested by the Receiver, prepare and file tax returns and remit taxes due on or before the due date;

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

(xiii)           provide and furnish such other services, operations or functions, including, without limitation, with regard to any business, enterprise or agreement which is a Pool Asset, as may be requested by the Receiver;

(xiv)           establish a custodial account for the Receiver and for each successor owner at the Assuming Institution, each of which shall be interest bearing, titled in the name of Assuming Institution, in trust for the Receiver or the successor owner (as applicable), in each case as the owner, and segregate and hold all funds collected and received with respect to the Pool Assets separate and apart from any of the Assuming Institution's own funds and general assets; and

(xv)           no later than the end of the second Business Day following receipt thereof, deposit into the applicable custodial account and retain therein all funds collected and received with respect to the Pool Assets.

Notwithstanding anything to the contrary in this Exhibit, the Assuming Institution shall not be required to initiate litigation or other collection proceedings against any Obligor or any collateral with respect to any defaulted Loan. The Assuming Institution shall promptly notify the Receiver, at the address referred to above in paragraph (a)(x), of any claims or legal actions regarding any Pool Asset.

(b)           In consideration for the provision of the services provided pursuant to this Arrangement, the Receiver agrees to reimburse the Assuming. Institution for the actual, reasonable and necessary expenses incurred in connection with the performance of its duties pursuant to this Arrangement, including shared services of photocopying, postage, express mail, core data processing (allocated on a per loan basis based on historical actual costs) and amounts paid for employee services (based upon the number of hours spent performing servicing duties).

(c)           The Assuming Institution shall provide the services described herein for a term of up to three hundred sixty-five (365) days after the. Bank Closing Date. The Receiver may terminate the Arrangement at any time upon not less than sixty (60) days notice to the Assuming Institution without any liability or cost to the Receiver other than the fees and expenses due to the Assuming Institution as of the termination date pursuant to paragraph (b) above.

(d)           At any time during the term of this Arrangement, the Receiver may, upon not less than thirty (30) days prior written notice to the Assuming Institution, remove one or more Pool Assets, and at the time of such removal the Assuming Institution's responsibility with respect thereto shall terminate.

(e)           At the expiration of this Arrangement or upon the termination of the Assuming Institution's responsibility with respect to any Pool Asset pursuant to paragraph (d) hereof, the Assuming Institution shall:

(i)           deliver to the Receiver (or its designee) all of the Credit Documents and records relating to the Pool Assets; and

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L

(ii)           cooperate with the Receiver to facilitate the orderly transition of managing the Pool Assets to the Receiver or its designees (including, without limitation, its contractors and persons to which any Pool Assets are conveyed).

(f)           At the request of the Receiver, the Assuming Institution shall perform such transitional services with regard to the Pool Assets as the Receiver may request. Transitional services may include, without limitation, assisting in any due diligence process deemed necessary by the Receiver and providing to the Receiver and its designees (including, without limitation, its contractors and any actual or potential successor owners) (i) information and data regarding the Pool Assets, including, without limitation, system reports and data downloads sufficient to transfer the Pool Assets to another system or systems and to facilitate due diligence by actual and potential successor owners, and (ii) access to employees of the Assuming Institution involved in the management of, or otherwise familiar with, the Pool Assets.

(g)           Until such time as the Arrangement expires or is terminated, without limitation of its obligations set forth above or in the Purchase and Assumption Agreement and without any additional consideration (other than that set forth in paragraph (b) above), the Assuming Institution shall provide the Receiver and its designees (including, without limitation, its contractors and actual and potential successor owners) with the following, as the same may be requested:

(i)           access to and the ability to obtain assistance and information from personnel of the Assuming Institution, including former personnel of the Failed Bank and personnel of third party consultants;

(ii)           access to and the ability to use and download information from data processing systems and other systems of record on which information regarding Pool Assets or any assets transferred to or liabilities assumed by the Assuming Institution is stored or maintained (regardless of whether information with respect to other assets or liabilities is also stored or maintained thereon); and

(iii)           access to and the ability to use and occupy office space (including parking facilities and vault space), facilities, utilities (including local telephone service and facsimile machines), furniture, equipment (including photocopying and facsimile machines), and technology and connectivity (including email accounts, network access and technology resources such as shared drives) in the Bank Premises occupied by the Assuming Institution.

Basic P&A Agreement (VB. Illinois).	Valley Bank.
Version 6..2P — PURCHASE AND ASSUMPTION AGREEMENT	Moline, 1L